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                                                                       Exhibit 2

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                      SEPARATION AND DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                               ABBOTT LABORATORIES

                                       AND

                                  HOSPIRA, INC.


                            DATED AS OF _______, 2004


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     THIS SEPARATION AND DISTRIBUTION AGREEMENT, dated as of _______, 2004, is by and between ABBOTT LABORATORIES, an Illinois corporation ("ABBOTT") and HOSPIRA, INC., a Delaware corporation ("HOSPIRA").

                                R E C I T A L S:

     WHEREAS, the board of directors of Abbott has determined that it is appropriate and advisable to: (i) separate the Hospira Business (as defined herein) from the Abbott Business (as defined herein) (the "SEPARATION"); and
(ii) following the Separation, make a distribution, on a pro rata basis, to holders of common shares, without par value, of Abbott (the "ABBOTT COMMON SHARES") of all of the outstanding shares of common stock, par value $0.01 per share, of Hospira (together with the associated preferred stock purchase rights, the "HOSPIRA COMMON STOCK"), owned by Abbott (the "DISTRIBUTION"); and

     WHEREAS, each of Abbott and Hospira has determined that it is necessary and advisable to set forth the principal transactions required to effect the Separation and the Distribution and to describe other agreements that will govern certain other matters prior to and following the Separation and the Distribution.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement (as defined herein), the Parties (as defined herein) hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. DEFINITIONS. Reference is made to SECTION 9.14 regarding the interpretation of certain words and phrases used in this Agreement. In addition, for the purpose of this Agreement, the following terms shall have the meanings set forth below.

     "ABBOTT" has the meaning set forth in the Preamble.

     "ABBOTT BUSINESS" means all businesses and operations (whether or not such businesses or operations are or have been terminated, divested or discontinued) conducted prior to the Effective Time by Abbott, the Abbott Subsidiaries, Hospira and the Hospira Subsidiaries, in each case that are not included in the Hospira Business. For purposes of this Agreement and the Ancillary Agreements only, the Abbott Business shall also be deemed to include the businesses and operations (whether or not such businesses or operations are or have been terminated, divested or discontinued) conducted prior to the Effective Time by TAP Pharmaceutical Products Inc., TAP Finance Inc. and TAP Pharmaceuticals Inc.

     "ABBOTT COMMON SHARES" has the meaning set forth in the Recitals.

     "ABBOTT ENTRY POINT COMPANIES" means Abbott, Abbott Laboratories International Co., an Illinois corporation and Abbott Subsidiary, AIL and Tobal Products Incorporated, an Illinois corporation and Abbott Subsidiary.

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     "ABBOTT INDEMNITEES" means: (i) Abbott and each Abbott Subsidiary; (ii)
each of the respective past, present and future directors, officers, employees or agents of the entities described in (i) above, in each case in their respective capacities as such; and (iii) each of the heirs, executors, successors and assigns of any of the foregoing.

     "ABBOTT INDEMNITY OBLIGATIONS" means all Liabilities (other than Hospira Liabilities) to the extent such Liabilities relate to, arise out of or result from any of the following items:

          (i) any failure of Abbott or any Abbott Subsidiary to pay, perform or otherwise promptly discharge any Abbott Liabilities in accordance with their terms;

          (ii) any breach by Abbott or any Abbott Subsidiary of this Agreement or any of the Ancillary Agreements; and

          (iii) any untrue statement or alleged untrue statement of a material fact made explicitly in Abbott's name in the Registration Statement or the Information Statement as the same may be amended prior to the Effective Time, or any omission or alleged omission to state a material fact necessary to make any such statement made explicitly in Abbott's name not misleading.

     "ABBOTT LIABILITIES" means the Liabilities relating to, arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Effective Time) of Abbott and the Abbott Subsidiaries and, prior to the Effective Time, Hospira and the Hospira Subsidiaries, in each case that are not Hospira Liabilities or Hospira Indemnity Obligations.

     "ABBOTT MARKETING AFFILIATE" means the entities set forth on SCHEDULE 1.01(a).

     "ABBOTT OTHER LIABILITIES" has the meaning set forth on SCHEDULE 1.01(n).

     "ABBOTT SUBSIDIARY" means any Subsidiary of Abbott other than Hospira and any Hospira Subsidiary.

     "ACTUAL DEFERRED TAXES" means the Tax effect of the sum of all temporary differences relating to Taxes and all other differences relating to the basis of property or liabilities properly classified under GAAP as temporary items of Hospira and its Subsidiaries, adjusted for the effect of Abbott's filing its 2003 and 2004 U.S. federal income Tax returns.

     "ADR" has the meaning set forth in SECTION 7.01.

     "ADJUSTMENT" has the meaning set forth in SECTION 2.15.

     "AGENT" means EquiServe Trust Company, N.A., or such other trust company or bank appointed by Abbott that shall act as distribution agent, transfer agent and registrar for the Hospira Common Stock in connection with the Distribution.

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     "AGREEMENT" means this Separation and Distribution Agreement and each of the Schedules hereto.

     "AIL" means Abbott International Ltd., a Delaware corporation and an Abbott Subsidiary that will become a limited liability company in connection with the Separation.

     "ALI" means Abbott Laboratories Inc., a Delaware corporation and an Abbott Subsidiary.

     "ANCILLARY AGREEMENTS" means all written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into by the Parties or any of their respective Subsidiaries in connection with the Separation, the Distribution and the other transactions contemplated by this Agreement, including the following: (i) the Conveyance and Assumption Instruments; (ii) the Employee Benefits Agreement; (iii) the Information Technology Agreement; (iv) the Intellectual Property Assignment Agreement; (v) the Intellectual Property License Agreements; (vi) the International Commercial Operations Agreement; (vii) the Inventory Trademark License Agreement; (viii) the Leases; (ix) the Manufacture and Supply Agreements; (x) the Tax Sharing Agreement; (xi) the Transition Marketing and Distribution Services Agreements; (xii) the Transition Services Agreements; and
(xiii) any other agreements which the Parties determine are necessary or advisable in connection with the Separation, the Distribution and the other transactions contemplated by this Agreement and the Ancillary Agreements.

     "ASSET TRANSFER DATE" means _______, 2004 or such other date not later than the Distribution Date as may be determined by Abbott.

     "ASSETS" means assets, rights, claims and properties of all kinds, real and personal, tangible, intangible and contingent, including rights and benefits pursuant to any contract, license, permit, indenture, note, bond, mortgage, agreement, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement and any rights or benefits pursuant to any Proceeding.

     "BUSINESS ENTITY" means any corporation, general or limited partnership, trust, joint venture, unincorporated organization, limited liability entity or other entity.

     "BYLAWS" means the Amended and Restated Bylaws of Hospira, substantially in the form of EXHIBIT A.

     "CERTIFICATE OF INCORPORATION" means the Restated Certificate of Incorporation of Hospira, substantially in the form of EXHIBIT B.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the Securities and Exchange Commission.

     "CONSENTS" means any consents, waivers or approvals from, or notification requirements to, any Third Parties.

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     "CONVEYANCE AND ASSUMPTION INSTRUMENTS" means, collectively, such deeds, bills of sale, Asset transfer agreements, endorsements, assignments, assumptions (including Liability assumption agreements), leases, subleases, affidavits and other instruments of sale, conveyance, contribution, distribution, lease, transfer and assignment between Abbott or, where applicable, any Abbott Subsidiary, on the one hand, and Hospira or, where applicable, any Hospira Subsidiary or designee of Hospira, on the other hand, as may be necessary or advisable under the laws of the relevant jurisdictions to effect the Separation.

     "DELAYED EX-U.S. COMMERCIAL ASSETS" means: (i) the Hospira Assets (other than Delayed Ex-U.S. Manufacturing Assets) that are held as of the Effective Time by: (A) any Abbott Marketing Affiliate; or (B) any Abbott Subsidiary organized under the laws of any jurisdiction outside the United States; and (ii) the Hospira Assets that are held by Abbott or any Abbott Subsidiary of the type described in subsection (v) of the definition of Hospira Assets.

     "DELAYED EX-U.S. COMMERCIAL LIABILITIES" means: (i) the Hospira Liabilities (other than Delayed Ex-U.S. Manufacturing Liabilities) of: (A) any Abbott Marketing Affiliate; or (B) any Abbott Subsidiary organized under the laws of any jurisdiction outside the United States, in each case that remain outstanding as of the Effective Time; and (ii) the Hospira Liabilities of Abbott or any Abbott Subsidiary of the type described in subsection (vi) of the definition of Hospira Liabilities.

     "DELAYED EX-U.S. MANUFACTURING ASSETS" means the Hospira Assets held by the Ex-U.S. Manufacturing Subsidiaries that are used in manufacturing operations at the Hospira Ex-U.S. Manufacturing Facilities, legal title to which is not contributed, assigned, transferred, conveyed or delivered to Hospira or a Hospira Subsidiary prior to the Effective Time because such action would require a Consent which has not been obtained as of that date.

     "DELAYED EX-U.S. MANUFACTURING LIABILITIES" means the Hospira Liabilities of the Ex-U.S. Manufacturing Subsidiaries that are incurred in the manufacturing operations at the Hospira Ex-U.S. Manufacturing Facilities and are not assigned to and accepted and assumed by Hospira or a Hospira Subsidiary prior to the Effective Time because such action would require a Consent which has not been obtained as of that date.

     "DELAYED TRANSFER ASSETS" means the Delayed U.S. Assets, the Delayed Ex-U.S. Manufacturing Assets and the Delayed Ex-U.S. Commercial Assets.

     "DELAYED TRANSFER LIABILITIES" means the Delayed U.S. Liabilities, the Delayed Ex-U.S. Manufacturing Liabilities and the Delayed Ex-U.S. Commercial Liabilities.

     "DELAYED U.S. ASSETS" means the Hospira Assets held by Abbott or any Abbott Subsidiary incorporated under U.S. state law, legal title to which is not contributed, assigned, transferred, conveyed and delivered to Hospira or a Hospira Subsidiary prior to the Effective Time because such action would require a Consent which had not been obtained as of that date.

     "DELAYED U.S. LIABILITIES" means the Hospira Liabilities of Abbott or any Abbott Subsidiary incorporated under U.S. state law which are not assigned to and accepted and assumed by Hospira or a Hospira Subsidiary prior to the Effective Time because such action would require a Consent which has not been obtained as of that date.

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     "DELAYED U.S./EX-U.S. MANUFACTURING ASSETS" means Delayed U.S. Assets and
Delayed Ex-U.S. Manufacturing Assets.


     "DELAYED U.S./EX-U.S. MANUFACTURING LIABILITIES" means Delayed U.S. Liabilities and Delayed Ex-U.S. Manufacturing Liabilities.

     "DISCONTINUED PRODUCTS" means the products (regardless of whether or not such products were: (i) abandoned or discontinued in clinical study phase; or
(ii) ever marketed or sold to Third Parties) that were terminated, divested or discontinued by Abbott's hospital products division or Abbott's international division prior to the Effective Time; PROVIDED that such products are of a nature or type that would have resulted in such products' being included as Hospira Products if such products had not been terminated, divested or discontinued prior to the Effective Time. By way of example, SCHEDULE 1.01(o) sets forth whether or not certain products shall be Discontinued Products.

     "DISTRIBUTION" has the meaning set forth in the Recitals.

     "DISTRIBUTION DATE" means the date determined by the board of directors of Abbott, in its sole discretion, for the consummation of the Distribution.

     "EFFECTIVE TIME" means 11:59 p.m. Eastern Time on the Distribution Date.

     "EMPLOYEE BENEFITS AGREEMENT" means the Employee Benefits Agreement entered into prior to the Effective Time by and between Abbott and Hospira.

     "EMPLOYMENT TAX" means withholding, payroll, social security, workers compensation, unemployment, disability and any similar tax imposed by any Tax Authority, and any interest, penalties, additions to tax or additional amounts with respect to the foregoing imposed on any taxpayer or consolidated, combined or unitary group of taxpayers.

     "ENVIRONMENTAL LAW" means any supranational, international, national, federal, state, or local statute, ordinance, rule, regulation, code, license, permit, authorization, approval, Consent, common law (including tort and environmental nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to employee health and safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata or wildlife or other natural resources) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined, designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act and the Resource Conservation and Recovery Act and comparable provisions in any other applicable law.

     "ENVIRONMENTAL LIABILITIES" means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to employee health and safety, pollution or environmental matters (including ambient air, surface water, groundwater, land

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surface or subsurface strata or wildlife or other natural resources) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined, designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated under any Environmental Law, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any product take back requirements or with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations).

     "ESTIMATED DEFERRED TAXES" means the Tax effect of the estimated sum of all temporary differences relating to Taxes and all other differences relating to the basis of property or liabilities properly classified under GAAP as temporary items, as reflected on the pro forma balance sheet accounts of Hospira and its Subsidiaries as of the Distribution Date as determined by the Parties within 60 days after the Distribution Date.

     "EX-U.S. MANUFACTURING SUBSIDIARIES" means: (i) the following Abbott
Subsidiaries: Abbott Laboratories Limited, a Canadian company; Abbott Hospitals Limited, a Bahamas company; Abbott Ireland, a Bermuda company; Abbott Ireland Holdings Ltd., a Bermuda limited liability company; and Knoll-Ravizza Farmaceutici SpA, an Italian company; and (ii) the following Transferred
Entities: Abbott Laboratories de Costa Rica Ltd., a Bahamas company; and Abbott Hospital de Costa Rica Ltd., a Bahamas company.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "EXCLUDED ASSETS" means: (i) all Assets of the Parties or their respective Subsidiaries to the extent such Assets relate to, arise out of or result from the Abbott Business, it being understood that none of the Assets on SCHEDULE 1.01(k) shall be Excluded Assets; (ii) all cash and cash equivalents as of the Effective Time of Abbott, each Abbott Subsidiary, Hospira and each Hospira Subsidiary, except as set forth on SCHEDULE 1.01(d); (iii) all Assets that are expressly contemplated by this Agreement or any Principal Ancillary Agreement to be Assets retained by Abbott or any Abbott Subsidiary; (iv) all Assets of TAP Pharmaceutical Products Inc., TAP Finance Inc. or TAP Pharmaceuticals Inc.; and
(v) all other Assets set forth on SCHEDULE 1.01(b).

     "EXCLUDED LIABILITIES" means all of the following Liabilities of the Parties or their respective Subsidiaries:

          (i) all Liabilities to the extent such Liabilities relate to, arise out of, or result from any Excluded Assets (it being understood that Liabilities relating to, arising out of or resulting from Hospira Assets or Hospira Products shall not be Excluded Liabilities);

          (ii)  all Abbott Other Liabilities;

          (iii) all Liabilities that are expressly contemplated by this Agreement or any Principal Ancillary Agreement to be Liabilities not transferred to or assumed by Hospira or any Hospira Subsidiary; and

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          (iv)  all other Liabilities set forth on SCHEDULE 1.01(c).

     "FINAL ADJUSTMENT" has the meaning set forth in SECTION 2.15.

     "FINANCING AGREEMENTS" means the financing agreements to be entered into prior to the Effective Time by and among Abbott, Hospira and an agent or co-agents selected by Abbott and Hospira for a principal amount of approximately Seven Hundred Million U.S. Dollars (US$700,000,000).

     "GAAP" means U.S. generally accepted accounting principles as applied by Abbott as of the Distribution Date.

     "GOVERNMENTAL AUTHORITY" means any supranational, international, national, federal, state, or local court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority, including the NYSE and any similar self-regulatory body under applicable securities laws or regulations.

     "HOSPIRA" has the meaning set forth in the Preamble.

     "HOSPIRA ASSETS" means only the following Assets of the Parties or their respective Subsidiaries, but excluding any Excluded Assets:

          (i)  the outstanding capital stock of the Transferred Entities;

          (ii) the Assets included on the Hospira Pro Forma Balance Sheet or any subledger thereto that are owned by either Party or any of their respective Subsidiaries as of the Effective Time;

          (iii) the Assets of either Party or any of their respective Subsidiaries as of the Effective Time that are of a nature or type that would have resulted in such Assets' being included as Assets on a pro forma combined balance sheet of Hospira and the notes or subledgers thereto as of the Effective Time (were such balance sheet, notes and subledgers to be prepared) on a basis consistent with the determination of the Assets included on the Hospira Pro Forma Balance Sheet or any subledger thereto;

          (iv) the Assets expressly allocated to Hospira or any Hospira Subsidiary under this Agreement or any of the Principal Ancillary Agreements;

          (v) the trade receivables, inventory, service equipment and other Assets (including Assets expressly allocated to Hospira or any Hospira Subsidiary under this Agreement or any Principal Ancillary Agreement) that will be held during the International Transition Period on behalf of Hospira by Abbott or any Abbott Subsidiary in connection with the International Transition Period Business; PROVIDED such Assets are of a nature or type that would have resulted in such Assets' being included as Assets on a pro forma combined balance sheet of Hospira and the notes or subledgers thereto as of the Effective Time (were such balance sheet, notes or subledgers to be prepared) on a basis consistent with the determination of the Assets included on the Hospira Pro Forma Balance Sheet or any subledger thereto;

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          (vi)  the Hospira Products and the rights to Hospira Products;

          (vii) the contract rights, licenses, trade secrets, know-how, clinical study data, product registrations, any other rights or intellectual property and any other rights, claims or properties, in each case: (A) as of the Effective Time; (B) to the extent related to the Hospira Products or the Hospira Business; and (C) that are of a nature or type that would not typically appear on a balance sheet and the notes or any subledger thereto and are not otherwise specifically addressed under any other subsection of this definition; and

          (viii)  the Assets identified on SCHEDULE 1.01(d).

All Delayed Transfer Assets shall be Hospira Assets for purposes of this Agreement and the Ancillary Agreements regardless of when legal title to such Delayed Transfer Assets is transferred to Hospira or any Hospira Subsidiary or designee.

     "HOSPIRA BAHAMAS" means Hospira Limited, a Bahamas company and a Hospira Subsidiary.

     "HOSPIRA BUSINESS" means:

          (i) the business and operations conducted prior to the Effective Time by Abbott, the Abbott Subsidiaries, Hospira and the Hospira Subsidiaries to the extent such business and operations relate to, arise out of or result from the Hospira Products (including the marketing, distribution and sale of such Hospira Products, but excluding the research, development and manufacture of such Hospira Products for the purposes of this clause (i));

          (ii) the business and operations conducted prior to the Effective Time by Abbott, the Abbott Subsidiaries, Hospira and the Hospira Subsidiaries of manufacturing: (A) Hospira Products; (B) other products manufactured as part of the One 2 OneTM contract manufacturing business; and (C) products that will be manufactured for Abbott or any Abbott Subsidiary by Hospira or its Subsidiaries after the Effective Time pursuant to the Manufacture and Supply Agreements, in each case as conducted at the manufacturing facilities set forth on SCHEDULE 1.01(k);

          (iii) the research and development projects undertaken by Abbott's hospital products division prior to the Effective Time: (A) to the extent related to Hospira Products; (B) to the extent related to the intellectual property being transferred or assigned to Hospira pursuant to this Agreement or any Principal Ancillary Agreement; or (C) described on
     SCHEDULE 1.01(l); and

          (iv) the business and operations conducted prior to the Effective Time by Abbott, the Abbott Subsidiaries, Hospira and the Hospira Subsidiaries with respect to the Discontinued Products, but only to the extent of and expressly limited to the Assets and Liabilities described in Item 4 of
     SCHEDULE 1.01(d) and Item 1 of SCHEDULE 1.01(f).

     "HOSPIRA COMMON STOCK" has the meaning set forth in the Recitals.

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     "HOSPIRA EX-U.S. MANUFACTURING FACILITIES" means the manufacturing facilities operated prior to the Effective Time by Abbott, Abbott Subsidiaries, Hospira or Hospira Subsidiaries at the following locations: Finisklin, Ireland; La Aurora, Costa Rica; Liscate, Italy; Lurganbuoy, Donegal, Ireland; Montreal, Quebec, Canada; and San Cristobal, Dominican Republic.

     "HOSPIRA INDEMNITEES" means: (i) Hospira and each Hospira Subsidiary; (ii) each of the respective past, present and future directors, officers, employees or agents of the entities described in (i) above, in each case in their respective capacities as such; and (iii) each of the heirs, executors, successors and assigns of any of the foregoing.

     "HOSPIRA INDEMNITY OBLIGATIONS" means all Liabilities to the extent such Liabilities relate to, arise out of or result from any of the following items:

          (i) any failure of Hospira or any Hospira Subsidiary to pay, perform or otherwise promptly discharge any Hospira Liabilities in accordance with their terms;

          (ii) any breach by Hospira or any Hospira Subsidiary of this Agreement or any of the Ancillary Agreements; and

          (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Registration Statement or the Information Statement (other than the matters described in subparagraph (iii) of the definition of Abbott Indemnity Obligations).

     "HOSPIRA LIABILITIES" means all of the following Liabilities of the Parties or their respective Subsidiaries, but excluding any Excluded Liabilities:

          (i) all Liabilities included on the Hospira Pro Forma Balance Sheet or any subledger thereto that remain outstanding as of the Effective Time;

          (ii) all other Liabilities that are incurred or accrued by either Party or any of their respective Subsidiaries from the date of the Hospira Pro Forma Balance Sheet to the Effective Time that are of a nature or type that would have resulted in such Liabilities' being included as Liabilities on a pro forma combined balance sheet of Hospira and the notes or subledgers thereto as of the Effective Time (were such balance sheet, notes or subledgers to be prepared) on a basis consistent with the determination of the Liabilities included on the Hospira Pro Forma Balance Sheet or any subledger thereto

          (iii) all Liabilities expressly allocated to Hospira or any Hospira Subsidiary pursuant to this Agreement or any Principal Ancillary Agreement;

          (iv) all Liabilities to the extent relating to, arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the

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     Effective Time) in each case to the extent such Liabilities relate to, arise out of or result from any Hospira Asset or the Hospira Business;

          (v) all Liabilities relating to, arising out of or resulting from the Financing Agreements;

          (vi) all Liabilities (including Liabilities expressly allocated to Hospira or any Hospira Subsidiary under this Agreement or any Principal Ancillary Agreement) relating to, arising out of or resulting from any actions, inactions, omissions, conditions, facts or circumstances occurring or existing during the International Transition Period to the extent such Liabilities relate to, arise out of or result from the International Transition Period Business or a Hospira Asset used in the International Transition Period Business (except any indemnity or payment obligations of Abbott or any Abbott Subsidiary under any Transition Marketing and Distribution Services Agreement or the International Commercial Operations Agreement;

          (vii)  all Hospira Other Liabilities; and

          (viii)  all other Liabilities set forth on SCHEDULE 1.01(f).

All Delayed Transfer Liabilities shall be Hospira Liabilities for purposes of this Agreement and the Ancillary Agreements regardless of when legal title to such Delayed Transfer Liabilities is transferred to Hospira or any Hospira Subsidiary or designee.

     "HOSPIRA OTHER LIABILITIES" has the meaning set forth on SCHEDULE 1.01(n).

     "HOSPIRA PRO FORMA BALANCE SHEET" means the pro forma combined balance sheet of Hospira, including the notes thereto, as of December 31, 2003, as presented in the Information Statement mailed to the Record Holders prior to the Effective Time.

     "HOSPIRA PROCEEDING LIABILITIES" means any Proceeding Liabilities that are Hospira Liabilities.

     "HOSPIRA PRODUCTS" means the products set forth on SCHEDULE 1.01(e).

     "HOSPIRA SPA" means Hospira SpA, an Italian company and a Hospira
Subsidiary.

     "HOSPIRA SUBSIDIARY" means any Subsidiary of Hospira. For greater clarity, the Transferred Entities shall be deemed to have been Hospira Subsidiaries at all times prior to the Effective Time.

     "HWI" means Hospira Worldwide, Inc., a Delaware corporation and a Hospira Subsidiary.

     "INDEMNIFYING PARTY" has the meaning set forth in SECTION 4.04(a).

     "INDEMNITEE" means any Hospira Indemnitee or any Abbott Indemnitee, as appropriate.

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     "INDEMNITY PAYMENT" has the meaning set forth in SECTION 4.04(a).

     "INFORMATION" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     "INFORMATION STATEMENT" means the information statement forming a part of the Registration Statement as the same may be amended or supplemented from time to time.

     "INFORMATION TECHNOLOGY AGREEMENT" means the Information Technology Agreement entered into prior to the Effective Time by and between Abbott and Hospira or their respective Subsidiaries.

     "INSURANCE PROCEEDS" means, with respect to any insured party, those monies, net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof, which are either: (i) received by an insured from an insurance carrier or its estate; or (ii) paid by an insurance carrier or its estate on behalf of the insured.

     "INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT" means the Intellectual Property Assignment Agreement entered into prior to the Effective Time by and between Abbott and Hospira.

     "INTELLECTUAL PROPERTY LICENSE AGREEMENTS" means the Intellectual Property License Agreements entered into prior to the Effective Time by and between Abbott and Hospira and set forth on SCHEDULE 1.01(g).

     "INTERNATIONAL COMMERCIAL OPERATIONS AGREEMENT" means the International Commercial Operations Agreement entered into prior to the Effective Time by and between Abbott and Hospira.

     "INTERNATIONAL TRANSITION PERIOD" means the period from the Effective Time to the Final Closing Date (as defined in the International Commercial Operations Agreement).

     "INTERNATIONAL TRANSITION PERIOD BUSINESS" means the business and operations conducted during the International Transition Period to the extent such business and operations relate to, arise out of or result from the activities to be performed by Abbott, any Abbott Subsidiary, Hospira or any Hospira Subsidiary pursuant to any Transition Marketing and Distribution Services Agreement or the International Commercial Operations Agreement.

     "INVENTORY TRADEMARK LICENSE AGREEMENT" means the Inventory Trademark License Agreement entered into prior to the Effective Time by and between Abbott and Hospira.

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     "LEASES" means the real property leases entered into prior to the Effective
Time by and between Abbott and Hospira or their respective Subsidiaries and set forth on SCHEDULE 1.01(h).

     "LIABILITIES" means all debts, liabilities, obligations, responsibilities, response actions, losses, damages (whether compensatory, punitive, consequential, treble or other), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including those arising under or in connection with any law, statute, ordinance, regulation, rule or other pronouncements of Governmental Authorities having the effect of law (including any Environmental Law), Proceeding, threatened Proceeding, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or Party, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

     "LOCAL CLOSINGS" means the local closings contemplated by the Transition Marketing and Distribution Services Agreements.

     "MANUFACTURE AND SUPPLY AGREEMENTS" means the Manufacture and Supply Agreements entered into prior to the Effective Time by and between Abbott and Hospira and set forth in SCHEDULE 1.01(m).

     "MIXED ACCOUNTS" has the meaning set forth in SECTION 2.11(b).

     "MIXED CONTRACT" has the meaning set forth in SECTION 2.11(a).

     "MONTH END RATE" means for any currency other than United States dollars, the official average monthly rates used by Abbott for conversion of its monthly financial statements, known as the average B.2.0 rate. The month end B.2.0 rate is determined by taking the numbers from the 9:00 a.m. (Central Time) Reuters screen at the second to last Abbott Park, Illinois business day of each calendar month (with the exception of November, when the rate is taken on the last such business day). For the Euro, British Pound, Australian Dollar and New Zealand Dollar, the bid rate is used. For all other currencies, the ask price is used. An average monthly rate is determined by taking the simple average of the prior month book rate and the current month book rate. If the exchange rates available locally are not reflected on the Reuters screen, Abbott may choose to approve a deviation allowing the country to report rates directly; PROVIDED such deviations are signed and in place in accordance with the B.2.0 policy.

     "NOTICE" has the meaning set forth in SECTION 4.05(a).

     "NYSE" means The New York Stock Exchange, Inc.

     "PARTIES" means the parties to this Agreement.

     "PERSON" means any: (i) individual; (ii) Business Entity; or (iii) Governmental Authority.

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     "PRIME RATE" means the rate which Citibank N.A. (or its successor or another major money center commercial bank agreed to by the Parties) announces as its prime lending rate, as in effect from time to time.

     "PRINCIPAL ANCILLARY AGREEMENTS" means: (i) the Employee Benefits Agreement; (ii) the Information Technology Agreement; (iii) the Intellectual Property Assignment Agreement; (iv) the Intellectual Property License Agreements; (v) the International Commercial Operations Agreement; (vi) the Inventory Trademark License Agreement; (vii) the Leases; (viii) the Manufacture and Supply Agreements; (ix) the Tax Sharing Agreement; (x) the Transition Marketing and Distribution Services Agreements; and (xi) the Transition Services Agreements.

     "PROCEEDING" means: (i) any past, present or future suit, countersuit, action, arbitration, mediation, alternative dispute resolution process, claim, counterclaim, demand, proceeding; (ii) any inquiry or investigation by or before any Governmental Authority; or (iii) any arbitration or mediation tribunal, in each case involving Abbott, any Abbott Subsidiary, any Abbott Indemnitee (but only if in a capacity entitling such Person to the rights of an Abbott Indemnitee), Hospira, any Hospira Subsidiary, or any Hospira Indemnitee (but only if in a capacity entitling such Person to the rights of a Hospira Indemnitee).

     "PROCEEDING LIABILITIES" means all Abbott Liabilities and Hospira Liabilities relating to, arising out of or resulting from any Proceeding, including the Proceedings identified on SCHEDULE 1.01(i).

     "RECORD DATE" means the close of business on the date to be determined by the Abbott board of directors as the record date for determining holders of Abbott Common Shares entitled to participate in the Distribution.

     "RECORD HOLDERS" means the holders of record of Abbott Common Shares as of the close of business on the Record Date.

     "REGISTRATION STATEMENT" means the registration statement on Form 10 filed under the Exchange Act on December 22, 2003, pursuant to which the Hospira Common Stock to be distributed in the Distribution has been registered, together with all amendments and supplements thereto.

     "RIGHTS PLAN" means the Rights Agreement to be entered into between Hospira and EquiServe Trust Company, N.A., as rights agent, substantially in the form of EXHIBIT C.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "SECURITY INTEREST" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

     "SEPARATION" has the meaning set forth in the Recitals.

     "SUBSIDIARY" of any Party means another Business Entity that is directly or indirectly controlled by such Party. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Business Entity, whether through ownership of voting securities or other interests, by contract or otherwise. For the avoidance of doubt, TAP Pharmaceutical Products Inc., TAP Finance Inc. and TAP Pharmaceuticals Inc. are not Subsidiaries of Abbott as that term is used in this Agreement.

     "TAX" means: (i) any income, net income, gross income, gross receipts, profits, capital stock, franchise, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, customs duties, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Tax Authority, and any interest, penalties, additions to tax or additional amounts with respect to the foregoing imposed on any taxpayer or consolidated, combined or unitary group of taxpayers; and (ii) any Employment Tax.

     "TAX AUTHORITY" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

     "TAX SHARING AGREEMENT" means the Tax Sharing Agreement entered into prior to the Effective Time by and between Abbott and Hospira.

     "THIRD PARTY" means any Person other than Abbott, any Abbott Subsidiary, Hospira and any Hospira Subsidiary.

     "THIRD PARTY CLAIM" has the meaning set forth in SECTION 4.05(a).

     "TRANSFERRED ENTITIES" means the entities set forth on SCHEDULE 1.01(j).

     "TRANSITION MARKETING AND DISTRIBUTION SERVICES AGREEMENTS" means the Transition Marketing and Distribution Services Agreements entered into prior to the Effective Time by and between Hospira or any Hospira Subsidiary and each Abbott Marketing Affiliate.

     "TRANSITION SERVICES AGREEMENTS" means the U.S. Transition Services Agreement and the Ex-U.S. Transition Services Agreement entered into prior to the Effective Time by and between Abbott and Hospira or their respective Subsidiaries.

     "U.S." or "UNITED STATES" means the United States of America, including each of the 50 states thereof, the District of Columbia and Puerto Rico, but excluding all other territories and possessions.

                                   ARTICLE II

                                 THE SEPARATION

          SECTION 2.01. FORMATION OF HOSPIRA.

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

          (a) INCORPORATION OF HOSPIRA. The Parties acknowledge that: (i) Abbott caused Hospira to be incorporated in Delaware on September 16, 2003 under the name ABC 2003 Newco, Inc.; (ii) as of December 12, 2003, ABC 2003 Newco, Inc. changed its name to Hospira, Inc.; and (iii) immediately prior to the Effective Time, Abbott will be the sole stockholder of Hospira.

          (b) ADOPTION OF HOSPIRA'S CHARTER AND BYLAWS. On or prior to the Distribution Date, Abbott and Hospira shall take all necessary actions so that, as of the Effective Time, the Certificate of Incorporation and the Bylaws shall be the certificate of incorporation and bylaws of Hospira.

          (c) ADOPTION OF HOSPIRA'S RIGHTS PLAN. On or prior to the Distribution Date, Abbott and Hospira shall take all necessary actions so that, as of the Effective Time, the Rights Plan shall be adopted by Hospira.

          (d) HOSPIRA'S DIRECTORS AND OFFICERS. On or prior to the Distribution Date, Abbott and Hospira shall take all necessary actions so that as of the Effective Time: (i) the directors and executive officers of Hospira shall be those set forth in the Information Statement mailed to the Record Holders prior to the Effective Time, unless otherwise agreed by the Parties; and (ii) Hospira shall have such other officers as Hospira shall desire.

          (e) NYSE LISTING. Hospira shall prepare and file, and shall use commercially reasonable efforts to have approved prior to the Effective Time, an application for the listing on the NYSE of the Hospira Common Stock to be distributed in the Distribution and shares of Hospira Common Stock to be reserved for issuance pursuant to any director or employee benefit plan or arrangement, subject to official notice of distribution.

          SECTION 2.02. THE SEPARATION TRANSACTIONS. The Parties acknowledge that the Separation is intended to result in Hospira's directly or indirectly operating the Hospira Business, owning the Hospira Assets and assuming the Hospira Liabilities as set forth below in this ARTICLE II.

          (a) SEPARATION OF EX-U.S. MANUFACTURING OPERATIONS. Abbott and Hospira shall, and shall cause each of their respective Subsidiaries to, take all necessary actions to cause, effect and consummate the transactions set forth in
SCHEDULE 2.02(a) on the dates specified therein or on such other dates prior to the Effective Time as may be determined by Abbott in order to transfer the Hospira Ex-U.S. Manufacturing Facilities to the Hospira Subsidiaries.

          (b) CONTRIBUTION OF CERTAIN ALI ASSETS AND LIABILITIES TO HWI. On the Asset Transfer Date, Abbott shall cause ALI to contribute, assign, transfer, convey and deliver to HWI, and Abbott shall cause HWI to accept from ALI, all of ALI's rights, title and interest in and to all Hospira Assets owned by ALI (other than Delayed Transfer Assets and outstanding shares of capital stock of HWI), and Abbott shall cause HWI to accept, assume and agree faithfully to perform, discharge and fulfill all of the Hospira Liabilities (other than Delayed Transfer Liabilities) of ALI, in accordance with their respective terms.

          (c) DISTRIBUTION OF HWI SHARES BY ALI TO ABBOTT. On the Asset Transfer Date and with effect as of immediately after the transactions described in subsection (b) above, Abbott

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

shall cause ALI to distribute as a dividend to Abbott all of the outstanding shares of capital stock of HWI and all of the membership interests in Hospira Fleet Services, LLC.

          (d) AIL'S CONVERSION TO AN LLC AND DISTRIBUTION OF CERTAIN ASSETS AND LIABILITIES. Prior to the Asset Transfer Date, Abbott shall cause AIL to convert to a limited liability company under section 266 of the Delaware General Corporation Law. On the Asset Transfer Date:

          (i) Abbott shall cause AIL to distribute all of the Hospira Assets owned by AIL, other than the Delayed Transfer Assets, to Abbott as AIL's sole member; and

          (ii) Abbott shall accept and assume all of the Hospira Liabilities of AIL, other than the Delayed Transfer Liabilities, in accordance with their respective terms.

          (e) CONTRIBUTION OF HOSPIRA ASSETS AND LIABILITIES. On the Asset Transfer Date, and with effect as of immediately after the transactions described in subsections (b), (c) and (d)(i) and (ii) above:

          (i) Abbott shall contribute, assign, transfer, convey and deliver to Hospira, and Hospira shall accept from Abbott, all of Abbott's rights, title and interest in and to all of the Hospira Assets, including all of the outstanding shares of capital stock or other ownership interests in HWI, Hospira Bahamas, Hospira Puerto Rico, LLC, Hospira SpA, Oximetrix, Inc., Sorenson Research Co., Inc. and Hospira Fleet Services, LLC, but excluding any Delayed Transfer Assets, which will result in Hospira owning directly or indirectly all of the Transferred Entities; and

          (ii) Hospira shall accept, assume and agree faithfully to perform, discharge and fulfill all of the Hospira Liabilities (other than Delayed Transfer Liabilities) in accordance with their respective terms.

          SECTION 2.03. DELAYED U.S./EX-U.S. MANUFACTURING ASSETS AND
LIABILITIES.

          (a) ADMINISTRATION OF THE ASSETS AND LIABILITIES. Except as otherwise provided herein or in any Principal Ancillary Agreement, from and after the Effective Time, Abbott shall, and shall cause the Abbott Subsidiaries to, hold on behalf of and for the benefit of Hospira all Delayed U.S./Ex-U.S. Manufacturing Assets, and to pay, perform and discharge fully all Delayed U.S./Ex-U.S. Manufacturing Liabilities. Hospira and the Hospira Subsidiaries shall promptly reimburse Abbott or its designated Subsidiaries for all payments made in connection with the performance and discharge of such Delayed U.S./Ex-U.S. Manufacturing Liabilities. Each such Delayed U.S./Ex-U.S. Manufacturing Asset or Delayed U.S./Ex-U.S. Manufacturing Liability shall be held by Abbott or, where applicable, an Abbott Subsidiary for, insofar as reasonably practical, the benefit and detriment of Hospira or a designated Hospira Subsidiary. Abbott and Hospira shall, and shall cause their respective Subsidiaries to, take such other actions as may be reasonably requested by the other in accordance with the provisions of this Agreement in order to place Abbott and Hospira, insofar as reasonably practical, in the same position as if such Delayed U.S./Ex-U.S. Manufacturing Asset or Delayed U.S./Ex-U.S. Manufacturing Liability had been fully contributed, assigned, transferred, conveyed, and delivered to, and accepted and assumed by, Hospira as of the Effective Time so that all the benefits and burdens relating to such Delayed U.S./Ex-U.S. Manufacturing Asset and Delayed U.S./Ex-U.S. Manufacturing Liability, including risk of loss, potential for gain, and control of such Delayed U.S./Ex-U.S. Manufacturing Asset and Delayed U.S./Ex-U.S. Manufacturing Liability, shall inure from and after the Effective Time to Hospira or its designated Subsidiaries.

          (b) TRANSFER OF THE ASSETS AND LIABILITIES. When and as the necessary Consents for each Delayed U.S./Ex-U.S. Manufacturing Asset or Delayed U.S./Ex-U.S. Manufacturing Liability are obtained:

          (i) Abbott shall, and shall cause each Abbott Subsidiary to, contribute, assign, transfer, convey and deliver to Hospira or such Hospira Subsidiaries as Hospira may determine, and Hospira shall, and shall cause such Hospira Subsidiaries to, accept from Abbott and the Abbott Subsidiaries all of Abbott's and the Abbott Subsidiaries' respective rights, title and interest in and to such Delayed U.S./Ex-U.S. Manufacturing Asset; and

          (ii) Hospira shall, and shall cause such Hospira Subsidiaries as Hospira may determine to, accept, assume and agree faithfully to perform, discharge and fulfill such Delayed U.S./Ex-U.S. Manufacturing Liability, in accordance with its terms.

          (c) HOSPIRA PROCEEDING LIABILITIES. Hospira Proceeding Liabilities shall not be treated as Delayed U.S./Ex-U.S. Manufacturing Liabilities, notwithstanding the fact that a Consent might be required to substitute parties to any such Proceeding.

          SECTION 2.04. DELAYED EX-U.S. COMMERCIAL ASSETS AND LIABILITIES AND LOCAL CLOSINGS. The Parties agree that the International Commercial Operations Agreement and the Transition Marketing and Distribution Services Agreements shall govern certain matters between Abbott and the Abbott Subsidiaries, on the one hand, and Hospira and the Hospira Subsidiaries, on the other hand, regarding the Delayed Ex-U.S. Commercial Assets and Delayed Ex-U.S. Commercial Liabilities during the International Transition Period and the sale, transfer, conveyance, acceptance and assumption thereof at the Local Closings contemplated by the Transition Marketing and Distribution Services Agreements to and by Hospira, Hospira Subsidiaries or designees of Hospira.

          SECTION 2.05. ANCILLARY AGREEMENTS. Prior to the Effective Time, the Parties shall execute and deliver, or where applicable shall cause their respective Subsidiaries to execute and deliver, each Ancillary Agreement to which they are intended to be a party; PROVIDED, HOWEVER, that if this ARTICLE II calls for an Ancillary Agreement to be executed and delivered on or as of a later time, it shall be executed and delivered on or as of such later time.

          SECTION 2.06. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT AS SET FORTH IN SECTION 9.01(C), THE PARTIES UNDERSTAND AND AGREE THAT NEITHER PARTY NOR ANY PARTY TO ANY ANCILLARY AGREEMENT IS MAKING ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER AS TO ANY HOSPIRA ASSETS OR HOSPIRA LIABILITIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, INCLUDING ANY REPRESENTATIONS OR WARRANTIES AS TO: (I) ANY CONSENTS REQUIRED IN

CONNECTION THEREWITH; (II) THE VALUE OF OR FREEDOM FROM ANY SECURITY INTERESTS IN, OR ANY OTHER MATTER CONCERNING, ANY HOSPIRA ASSET; (III) THE ABSENCE OF ANY DEFENSES TO OR RIGHT OF SETOFF AGAINST OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY CLAIM; (IV) THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY OF THE HOSPIRA ASSETS; OR (V) THE LEGAL SUFFICIENCY OF ANY CONVEYANCE AND ASSUMPTION INSTRUMENTS TO CONVEY TITLE TO ANY HOSPIRA ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING OF SUCH CONVEYANCE AND ASSUMPTION INSTRUMENTS. THE PARTIES FURTHER UNDERSTAND AND AGREE THAT ALL HOSPIRA ASSETS ARE BEING TRANSFERRED ON AN "AS IS," "WHERE IS" BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE), AND HOSPIRA AND ITS SUBSIDIARIES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT: (A) ANY CONVEYANCE AND ASSUMPTION INSTRUMENT MAY PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST; AND (B) ANY NECESSARY CONSENTS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS, AGREEMENTS, SECURITY INTERESTS OR JUDGMENTS ARE NOT COMPLIED WITH.

          SECTION 2.07. FINANCING ARRANGEMENTS. Prior to the Effective Time, Abbott and Hospira shall enter into the Financing Agreements. Abbott and Hospira agree to take all necessary actions to permit Abbott to borrow up to the full principal amount permitted by the Financing Agreements prior to the Effective Time (without any obligation to pay such amount to Hospira) and to assure the assignment to and the assumption by Hospira of all obligations thereunder and the full release and discharge of Abbott and each Abbott Subsidiary from all of Abbott's and the Abbott Subsidiaries' obligations thereunder as of immediately before the Effective Time in accordance with the terms of the Financing Agreements. Prior to the Effective Time, Abbott and Hospira shall participate in the preparation of all materials as may be necessary or advisable to secure funding pursuant to the Financing Agreements.

          SECTION 2.08. TERMINATION OF AGREEMENTS.

          (a) TERMINATION OF AGREEMENTS BETWEEN ABBOTT AND HOSPIRA. Except as set forth in subsection (b) below, Hospira and each Hospira Subsidiary, on the one hand, and Abbott and each Abbott Subsidiary, on the other hand, hereby terminate and agree to cause to be terminated all agreements, arrangements, commitments or understandings, whether or not in writing, entered into prior to the Effective Time between or among Hospira or any Hospira Subsidiaries, on the one hand, and Abbott or any Abbott Subsidiaries, on the other hand, effective as of immediately prior to the Effective Time; PROVIDED that the provisions of this subsection (a) shall not terminate any rights or obligations between Abbott and any Abbott Subsidiary or between any Abbott Subsidiaries.

          (b) EXCEPTIONS. The provisions of subsection (a) above shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements; (ii) any agreements, arrangements, commitments or understandings listed or described on SCHEDULE 2.08(b); (iii) any agreements, arrangements, commitments or understandings to which any Third Party is a party; and (iv) any agreements, arrangements, commitments or understandings to which any non-wholly owned Subsidiary of Abbott or Hospira, as the case may be, is a party (it being understood that directors' qualifying shares or similar interests shall be disregarded for purposes of determining whether a Subsidiary is wholly owned). To the extent that the rights and obligations of Abbott or any Abbott Subsidiaries under any agreements, arrangements, commitments or understandings not terminated under this SECTION 2.08 constitute Hospira Assets or Hospira Liabilities, they shall be assigned or assumed pursuant to this Agreement.

          SECTION 2.09. SETTLEMENT OF ACCOUNTS BETWEEN ABBOTT AND HOSPIRA. All intercompany receivables, payables and loans (other than intercompany receivables, payables and loans otherwise specifically provided for in this Agreement or any Ancillary Agreement as described on SCHEDULE 2.09), including in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between Abbott or any Abbott Subsidiary, on the one hand, and Hospira or any Hospira Subsidiary, on the other hand, and to which there are no Third Parties, shall, immediately prior to the Effective Time, be settled, capitalized, cancelled, assigned or assumed by Abbott or one or more Abbott Subsidiaries, in each case in the manner determined prior to the Effective Time by duly authorized representatives of Abbott and Hospira.

          SECTION 2.10. NOVATION OF HOSPIRA LIABILITIES. Each of Abbott and Hospira, at the request of the other, shall use commercially reasonable efforts to: (a) obtain, or cause to be obtained, any Consent, substitution, or amendment required to novate or assign all Hospira Liabilities and obtain in writing the unconditional release of Abbott and any Abbott Subsidiary that is a party to any such arrangements, so that, in any such case, Hospira and its designated Subsidiaries shall be solely responsible for such Hospira Liabilities; (b) unconditionally terminate and release any guarantees by Abbott or any Abbott Subsidiary of any Hospira Liabilities; and (c) unconditionally terminate and release any guarantees by Hospira or any Hospira Subsidiary of any Abbott Liabilities; PROVIDED, HOWEVER, that neither Abbott nor Hospira (nor any of their respective Subsidiaries) shall be obligated to pay any consideration, grant any concession or incur any additional Liability to any Third Party other than ordinary and customary fees to a Governmental Authority from whom such Consents, substitutions, amendments, terminations or releases are requested; and PROVIDED, FURTHER, that nothing herein shall require any attempt to substitute Hospira or any Hospira Subsidiary for Abbott or any Abbott Subsidiary as a party in any Proceeding.

          SECTION 2.11. MIXED CONTRACTS; MIXED ACCOUNTS.

          (a) MIXED CONTRACTS. Unless the Parties agree otherwise, any agreement to which Abbott or any of its Subsidiaries is a party prior to the Effective Time that inures to the benefit or burden of each of the Abbott Business and the Hospira Business (a "MIXED CONTRACT") shall be assigned in part to Hospira or its Subsidiaries, if so assignable, prior to, on or after the Effective Time, so that each Party or their respective Subsidiaries shall be entitled to the rights and benefits and shall assume the related portion of any obligations and Liabilities inuring to their respective businesses; PROVIDED, HOWEVER, that in no event shall Abbott or any of its Subsidiaries be required to assign any Mixed Contract in its entirety. If any Mixed Contract cannot be so partially assigned, Abbott and Hospira shall, and shall cause each of their respective Subsidiaries to, take such other reasonable and permissible actions to cause: (i) the Assets associated with that portion of each Mixed Contract that relates to the Hospira Business to be enjoyed by Hospira or a Hospira Subsidiary; (ii) the Liabilities associated with that portion of each Mixed Contract that relates to the Hospira Business to be borne by Hospira or a Hospira Subsidiary; (iii) the Assets associated with that portion of each Mixed Contract that relates to the Abbott Business to be enjoyed by Abbott or an Abbott Subsidiary; and (iv) the Liabilities associated with that portion of each Mixed Contract that relates to the Abbott Business to be borne by Abbott or an Abbott Subsidiary.

          (b) MIXED ACCOUNTS. Except as may otherwise be agreed by the Parties, the Parties shall not seek to assign any accounts receivable or accounts payable relating to both the Abbott Business and the Hospira Business ("MIXED ACCOUNTS"). Abbott and Hospira shall, and shall cause each of their respective Subsidiaries to, take such other reasonable and permissible actions to cause:
(i) the Assets associated with that portion of each Mixed Account that relates to the Abbott Business to be enjoyed by Abbott or an Abbott Subsidiary; (ii) the Liabilities associated with that portion of each Mixed Account that relates to the Abbott Business to be borne by Abbott or an Abbott Subsidiary; (iii) the Assets associated with that portion of each Mixed Account that relates to the Hospira Business to be enjoyed by Hospira or a Hospira Subsidiary; and (iv) the Liabilities associated with that portion of each Mixed Account that relates to the Hospira Business to be borne by Hospira or a Hospira Subsidiary.

          (c) NO PAYMENTS. Nothing in this Section shall require Abbott, Hospira or any of their respective Subsidiaries to make any payment, incur any obligation or grant any concession to any Third Party, other than ordinary and customary fees to Governmental Authorities, in order to effect any transaction contemplated by this Section.

          SECTION 2.12. FURTHER ASSURANCES.

          (a) ADDITIONAL ACTIONS. Except as set forth in SECTION 3.04, in addition to the actions specifically provided for elsewhere in this Agreement, each Party shall, and shall cause each of its respective Subsidiaries to, use commercially reasonable efforts, prior to, at and after the Effective Time to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary or advisable under applicable laws, regulations and agreements to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; PROVIDED, HOWEVER, that neither Abbott nor Hospira (nor any of their respective Subsidiaries) shall be obligated under this Section to pay any consideration, grant any concession or incur any additional Liability to any Third Party other than ordinary and customary fees paid to a Governmental Authority.

          (b) COOPERATION. Without limiting the foregoing, prior to, at and after the Effective Time, each Party shall, and shall cause each of its Subsidiaries to, cooperate with the other Party without any further consideration to execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, all Conveyance and Assumption Instruments and to make all filings with, and to obtain all Consents of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents), and to take all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the Hospira Assets and the assignment and assumption of the Hospira Liabilities and the other transactions contemplated hereby and thereby.

          (c) MISALLOCATIONS. In the event that at any time or from time to time (whether prior to, at or after the Effective Time), one Party or any of its Subsidiaries shall receive or otherwise possess any Asset that is allocated to the other Party pursuant to this Agreement or any Ancillary Agreement, the first Party shall promptly transfer, or cause its Subsidiary to transfer, such Asset to the Party so entitled thereto or such Party's Subsidiary or designee.

          SECTION 2.13. CLARIFICATION OF INTENT. Notwithstanding anything in this Agreement to the contrary and for further clarity: (a) all Assets of Abbott, any Abbott Subsidiary, Hospira or any Hospira Subsidiary are intended to remain the property of Abbott or the Abbott Subsidiaries after the Effective Time until transferred, sold, consumed or otherwise disposed of by Abbott or the Abbott Subsidiaries, unless such Assets are Hospira Assets; and (b) to the extent that a Liability is a Hospira Liability it shall not be deemed to be an Abbott Liability.

          SECTION 2.14. TRANSITION COMMITTEE. To facilitate an orderly separation and transition of the Hospira Business from the Abbott Business, each Party shall designate, prior to the Effective Time, a key transition contact and such other contacts in specific functional areas as the Parties may agree to be responsible for communication and coordination between the Parties regarding the matters contemplated by this Agreement and the Principal Ancillary Agreements. The Parties shall cause their respective key transition contacts to meet with their counterparts to establish procedures for such cooperation within 35 days after the Effective Time.

          SECTION 2.15. ACCOUNTING FOR DEFERRED TAXES. No later than November 1, 2005, Abbott shall determine the difference, if any, between the Estimated Deferred Taxes and the Actual Deferred Taxes (the "ADJUSTMENT") and shall provide Hospira with a schedule that sets forth the Adjustment and how it was calculated. Hospira shall notify Abbott of any disagreement with the Adjustment within 20 days of receipt of the schedule setting forth the Adjustment and its calculation. Hospira and Abbott shall use commercially reasonable efforts to resolve any disagreement by December 15, 2005 and, if the Parties are unable to agree prior to such date, the Parties shall utilize the ADR procedures set forth in SECTION 7.01 to resolve such disagreement (such Adjustment, as modified to reflect the disposition of any disagreement, the "FINAL ADJUSTMENT"). Abbott and Hospira shall, and shall cause their respective Subsidiaries to, reflect the Final Adjustment to shareholders' equity on their respective books.

                                   ARTICLE III

                                THE DISTRIBUTION

          SECTION 3.01. ACTIONS PRIOR TO THE DISTRIBUTION. Prior to the Effective Time and subject to the terms and conditions set forth herein, the Parties shall take, or cause to be taken, the following actions in connection with the Distribution:

          (a) NOTICE TO NYSE. Abbott shall, to the extent possible, give the NYSE not less than ten days' advance notice of the Record Date in compliance with Rule 10b-17 under the Exchange Act.

          (b) SECURITIES LAW MATTERS. Hospira shall file any amendments or supplements to the Registration Statement as may be necessary or advisable in order to cause the Registration Statement to become and remain effective as required by the Commission or federal, state or other applicable securities laws. Abbott and Hospira shall cooperate in preparing, filing with the Commission and causing to become effective registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or advisable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Abbott and Hospira shall take all such action as may be necessary or advisable under the securities or blue sky laws of the United States (and any comparable laws under any non-U.S. jurisdiction) in connection with the Distribution.

          (c) MAILING OF INFORMATION STATEMENT. Abbott shall, as soon as practicable after the Registration Statement is declared effective under the Exchange Act and the board of directors of Abbott has approved the Distribution, cause the Information Statement to be mailed to the Record Holders.

          (d) SATISFYING CONDITIONS TO DISTRIBUTION. Abbott and Hospira shall cooperate and take all actions necessary or advisable to cause the conditions to the Distribution set forth in this ARTICLE III to be satisfied and to effect the Distribution at the Effective Time.

          SECTION 3.02. THE DISTRIBUTION. Subject to the conditions contained herein, on or prior to the Distribution Date:

          (a) DELIVERY OF SHARE CERTIFICATES. Abbott shall deliver to the Agent the share certificates representing the Hospira Common Stock, endorsed by Abbott in blank, for the benefit of the Record Holders; and

          (b) DISTRIBUTION OF SHARES AND CASH. Abbott shall instruct the Agent to distribute, as soon as practicable following the Distribution, to the Record Holders the following:

          (i) [___] of a share of Hospira Common Stock for each Abbott Common Share outstanding as of the Record Date; and

          (ii) cash, if applicable, in lieu of fractional shares obtained in the manner provided in SECTION 3.03.

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

          SECTION 3.03. FRACTIONAL SHARES; UNCLAIMED SHARES.

          (a) NO FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no fractional shares of Hospira Common Stock shall be issued in connection with the Distribution, and any such fractional share interests to which a Record Holder would otherwise be entitled shall not entitle such Record Holder to vote or to any rights as a stockholder of Hospira. In lieu of any such fractional shares, each Record Holder who, but for the provisions of this
SECTION 3.03, would be entitled to receive a fractional share interest of Hospira Common Stock pursuant to the Distribution shall be paid cash, without any interest thereon, as hereinafter provided. Abbott shall instruct the Agent to determine the number of whole shares and fractional shares of Hospira Common Stock allocable to each Record Holder, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at the then-prevailing prices on behalf of each Record Holder who otherwise would be entitled to receive fractional share interests and to distribute to each such Record Holder his, her or its ratable share of the total proceeds of such sale, after making appropriate deductions of the amounts required for U.S. federal income tax withholding purposes and after deducting any applicable transfer Taxes and the costs and expenses of such sale and distribution, including brokers fees and commissions.

          (b) BENEFICIAL OWNERS. Solely for purposes of computing fractional share interests pursuant to this SECTION 3.03, the beneficial owner of Abbott Common Shares held of record in the name of a nominee in any nominee account shall be treated as the holder of record with respect to such shares.

          (c) UNCLAIMED STOCK OR CASH. Any Hospira Common Stock or cash in lieu of fractional shares with respect to Hospira Common Stock that remain unclaimed by any Record Holder 180 days after the Distribution Date shall be delivered to Hospira, Hospira shall hold such Hospira Common Stock for the account of such Record Holder and any such Record Holder shall look only to Hospira for such Hospira Common Stock and cash, if any, in lieu of fractional share interests, subject in each case to applicable escheat or other abandoned property laws.

          SECTION 3.04. SOLE DISCRETION OF ABBOTT. Until the Effective Time, Abbott shall have the sole discretion to determine whether to proceed with the Distribution and any and all terms of the Distribution, including the form, structure and terms of any transaction(s) or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Abbott may, in its sole discretion, determine the Distribution Date and may, at any time and from time to time until the Effective Time, modify or change the terms of the Distribution, including by accelerating or delaying the timing of the consummation of the Distribution.

          SECTION 3.05. CONDITIONS TO THE SEPARATION AND THE DISTRIBUTION.

          (a) THE CONDITIONS. In addition to Abbott's rights under SECTION 3.04, the satisfaction or waiver by Abbott of the following shall be conditions to Abbott's obligation to effect the Separation and the Distribution:

          (i) the Registration Statement shall have been declared effective by the Commission, and there shall be no stop-order in effect with respect thereto and no Proceeding for that purpose shall have been instituted by the Commission;

          (ii) Abbott shall have received the proceeds of the borrowings under the Financing Agreements and shall be satisfied in its sole discretion that as of the Effective Time it will have no further liability or obligation whatsoever under the Financing Agreements;

          (iii) the actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in SECTION 3.01 shall have been taken and, where applicable, shall have become effective or been accepted;

          (iv) the Hospira Common Stock to be distributed in the Distribution shall have been accepted for listing on the NYSE, subject to official notice of distribution;

          (v) no order, injunction or decree issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement shall have been threatened or in effect;

          (vi) the private letter ruling from the Internal Revenue Service dated December 4, 2003 shall continue in effect, to the effect that, among other things, the Distribution will qualify as a tax-free distribution for U.S. federal income tax purposes under section 355 of the Code and certain transactions related to the transfer to Hospira or certain of its Subsidiaries of certain Hospira Assets and the assumption by Hospira or certain of its Subsidiaries of certain of the Hospira Liabilities in connection with the Separation will not result in the recognition of any gain or loss to Abbott, Hospira, certain Abbott Subsidiaries, certain Hospira Subsidiaries, Abbott's shareholders or Hospira's stockholders for U.S. federal income tax purposes;

          (vii) any Consents necessary to consummate the Distribution and the transactions contemplated by this Agreement to be consummated on or prior to the Effective Time shall have been obtained and be in full force and effect;

          (viii) no events or developments shall have occurred subsequent to the date hereof that Abbott believes, in its sole discretion, could result in an adverse effect on Abbott or on the shareholders of Abbott;

          (ix) the Parties shall have performed and complied with all of their respective covenants, obligations and agreements contained in this Agreement and required to be performed or complied with by them on or prior to the Effective Time;

          (x) the Parties shall have executed and delivered or, where applicable, shall have caused their respective Subsidiaries to execute and deliver, the Ancillary Agreements that are contemplated by this Agreement to be executed and delivered on or prior to the Effective Time;

          (xi) Morgan Stanley & Co., Incorporated, or another independent financial adviser acceptable to Abbott, shall have delivered its opinion to the board of directors of Abbott confirming the fairness from a financial point of view to the holders of Abbott Common Shares of the Distribution, and such opinion shall be acceptable to Abbott in form and substance in Abbott's sole discretion and such opinion shall not have been withdrawn or rescinded; and

          (xii) Houlihan Lokey Howard & Zukin Financial Advisors, Inc., or another independent appraisal firm acceptable to Abbott, shall have delivered one or more opinions to the board of directors of Abbott confirming the solvency and financial viability of Abbott before the consummation of the Distribution and each of Abbott and Hospira after consummation of the Distribution, and such opinions shall be acceptable to Abbott in form and substance in Abbott's sole discretion and such opinions shall not have been withdrawn or rescinded.

          (b) CONDITIONS FOR BENEFIT OF ABBOTT. The foregoing conditions are for the sole benefit of Abbott and shall not give rise to or create any duty on the part of Abbott or Abbott's board of directors to waive or not waive such conditions or in any way limit Abbott's right to terminate this Agreement as set forth in ARTICLE VIII or alter the consequences of any such termination from those specified in such Article. Any determination made by Abbott prior to the Distribution concerning the satisfaction or waiver of any or all of the conditions set forth in this Section shall be conclusive. If Abbott waives any material condition, it shall promptly issue a press release disclosing such fact and file a report on Form 8-K with the Commission describing such waiver.

                                   ARTICLE IV

                        MUTUAL RELEASES; INDEMNIFICATION

          SECTION 4.01. RELEASES.

          (a) HOSPIRA RELEASE OF ABBOTT. Except as provided in SECTION 4.01(c) and in the proviso to this subsection (a), effective as of the Effective Time, Hospira does hereby, for itself, each Hospira Subsidiary, and their respective successors and assigns, and, to the extent permitted by law, all Persons who at any time prior to the Effective Time have been directors, officers, agents or employees of Hospira or any Hospira Subsidiary (in each case, in their respective capacities as such), remise, release and forever discharge: (1) Abbott, each Abbott Subsidiary, and their respective successors and assigns; (2) all Persons who at any time are or have been shareholders, directors, officers, agents, representatives, counsel or employees of Abbott or any Abbott Subsidiary (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns; and (3) all Persons identified on SCHEDULE 4.01, in each such case from:

          (i)  all Hospira Liabilities; and

          (ii) all Liabilities existing or arising: (A) in connection with the implementation of the Separation and the Distribution; or (B) from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Effective Time), in each case relating to, arising out of or resulting from the Hospira Business, the Hospira Assets or the Hospira Liabilities;

PROVIDED, HOWEVER, that nothing in this subsection (a) shall relieve the Persons released in this subsection (a) from: (x) any Liability expressly allocated to Abbott or any Abbott Subsidiary in this Agreement (including the indemnification obligations in SECTION 4.03 and the contribution obligations in SECTION 4.07), any Principal Ancillary Agreement or any other agreement, arrangement, commitment or understanding to the extent expressly preserved pursuant to
SECTION 2.08(b); or (y) any Liability the release of which would result in the release of any Person other than the Persons released in this subsection (a), and, PROVIDED FURTHER, that nothing in this subsection (a) shall relieve any Person released in this subsection (a) who, after the Effective Time, is a director, officer or employee of Hospira or any of the Hospira Subsidiaries and is no longer a director, officer or employee of Abbott or any of the Abbott Subsidiaries from Liabilities arising out of, relating to or resulting from his or her service as a director, officer or employee of Hospira or any of the Hospira Subsidiaries after the Effective Time.

          (b) ABBOTT RELEASE OF HOSPIRA. Except as provided in SECTION 4.01(c) and in the proviso to this subsection (b), effective as of the Effective Time, Abbott does hereby, for itself, each Abbott Subsidiary, and their respective successors and assigns, and, to the extent permitted by law, all Persons who at any time prior to the Effective Time have been directors, officers, agents or employees of Abbott or any Abbott Subsidiary (in each case, in their respective capacities as such), remise, release and forever discharge Hospira, each Hospira Subsidiary and their respective successors and assigns from:

          (i)  all Abbott Liabilities; and

          (ii) all Liabilities existing or arising in connection with the implementation of the Separation and the Distribution;

PROVIDED, HOWEVER, that nothing in this subsection (b) shall release the Persons released in this subsection (b) from: (x) any Liability expressly allocated to Hospira or any Hospira Subsidiary in this Agreement (including the indemnification obligations in SECTION 4.02 and the contribution obligations in
SECTION 4.07), any Principal Ancillary Agreement or any other agreement, arrangement, commitment or understanding to the extent expressly preserved pursuant to SECTION 2.08(b); or (y) any Liability the release of which would result in the release of any Person other than the Persons released in this subsection (b).

          (c) ABBOTT OBLIGATIONS NOT AFFECTED. Nothing contained in this ARTICLE IV shall release Abbott or any Abbott Subsidiary from honoring their existing obligations: (i) to indemnify any director, officer or employee of Hospira or any of its Subsidiaries who was a director, officer or employee of Abbott or any Abbott Subsidiary on or prior to the Effective Time, to the extent such director, officer or employee was entitled to such indemnification pursuant to then existing obligations; or (ii) to provide any employment, post-employment or retirement benefits to any director, officer or employee of Hospira or any of its Subsidiaries who was a director, officer or employee of Abbott or any Abbott Subsidiary on or prior to the Effective Time, to the extent such director, officer or employee was entitled to such benefits pursuant to then existing obligations, except as otherwise provided in the Employee Benefits Agreement.

          (d) NO HOSPIRA CLAIMS. Hospira shall not make, and shall not permit any Hospira Subsidiary to make, any claim or demand, or commence any Proceeding asserting any claim or demand, including any claim of contribution or indemnification, against Abbott or any Abbott Subsidiary or any other Person released pursuant to SECTION 4.01(a), with respect to any Liabilities released pursuant to SECTION 4.01(a).

          (e) NO ABBOTT CLAIMS. Abbott shall not make, and shall not permit any Abbott Subsidiary to make, any claim or demand, or commence any Proceeding asserting any claim or demand, including any claim of contribution or indemnification, against Hospira or any Hospira Subsidiary or any other Person released pursuant to SECTION 4.01(b), with respect to any Liabilities released pursuant to SECTION 4.01(b).

          (f) SUBSIDIARY RELEASES. At any time, at the request of either Party, the other Party shall cause its Subsidiaries to execute and deliver releases reflecting the provisions hereof.

          SECTION 4.02. INDEMNIFICATION BY HOSPIRA. Except as otherwise specifically set forth in any provision of this Agreement or of any Principal Ancillary Agreement, Hospira shall, to the fullest extent permitted by law, indemnify, defend and hold harmless each of the Abbott Indemnitees from and against all Hospira Indemnity Obligations.

          SECTION 4.03. INDEMNIFICATION BY ABBOTT. Except as otherwise specifically set forth in any provision of this Agreement or of any Principal Ancillary Agreement, Abbott shall, to the fullest extent permitted by law, indemnify, defend and hold harmless each of the Hospira Indemnitees from and against all Abbott Indemnity Obligations; PROVIDED, HOWEVER, that the indemnity in this SECTION 4.03 for Abbott Liabilities shall not extend to a former Abbott director, officer, employee or agent to the extent such Person was grossly negligent or engaged in willful misconduct in connection with the Abbott Liabilities for which indemnification is sought.

          SECTION 4.04. INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS.

          (a) INSURANCE PROCEEDS AND OTHER AMOUNTS. The Parties intend that any Liability subject to indemnification or contribution pursuant to this Agreement or any Ancillary Agreement: (i) shall be reduced by any Insurance Proceeds or other amounts recovered (net of any out-of-pocket costs or expenses incurred in the collection thereof) from any Person by or on behalf of the Indemnitee in respect of any indemnifiable Liability; (ii) shall not be increased to take into account any Tax costs incurred by the Indemnitee arising from any Indemnity Payments received from the Indemnifying Party (as defined below); and (iii) shall not be reduced to take into account any Tax benefit received by the Indemnitee arising from the incurrence or payment of any Indemnity Payment. Accordingly, the amount which any Party against whom a claim is made for indemnification under this Agreement (an "INDEMNIFYING PARTY") is required to pay to any Indemnitee shall be reduced by any Insurance Proceeds or any other amounts theretofore recovered (net of any out-of-pocket costs or expenses incurred in the collection thereof) by or on behalf of the Indemnitee in respect of the related Liability. If an Indemnitee receives a payment (an "INDEMNITY PAYMENT") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds or any other amounts in respect of the related Liability, then the Indemnitee shall pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or such other amounts (net of any out-of-pocket costs or expenses incurred in the collection thereof) had been received, realized or recovered before the Indemnity Payment was made.

          (b) INSURERS AND OTHER THIRD PARTIES NOT RELIEVED. An insurer or other Third Party that would otherwise be obligated to pay any amount shall not be relieved of the responsibility with respect thereto or have any subrogation rights with respect thereto by virtue of any provision contained in this Agreement or any Ancillary Agreement; it being understood and agreed that no insurer or any other Third Party shall be entitled to a "windfall" (e.g., a benefit they would not be entitled to receive in the absence of the indemnification or release provisions) by virtue of any provision contained in this Agreement or any Ancillary Agreement. Each Party shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to collect or recover, or allow the Indemnifying Party to collect or recover, any Insurance Proceeds that may be collectible or recoverable respecting the Liabilities for which indemnification may be available under this ARTICLE IV. Notwithstanding the foregoing, an Indemnifying Party may not delay making any indemnification payment required under the terms of this Agreement, or otherwise satisfying any indemnification obligation, pending the outcome of any claim, suit, action, demand or proceeding to collect or recover Insurance Proceeds, and an Indemnitee need not attempt to collect any Insurance Proceeds prior to making a claim for indemnification under this Agreement.

          SECTION 4.05. PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

          (a) NOTICE OF CLAIMS. If, at or following the date of this Agreement, an Indemnitee receives notice or otherwise learns of the assertion or commencement by a Third Party of any Proceeding against the Indemnitee with respect to which the Indemnitee believes that Hospira (in the case of an Abbott Indemnitee) or Abbott (in the case of an Hospira Indemnitee) is obligated to provide indemnification to such Indemnitee pursuant to this Agreement or any Ancillary Agreement (collectively, a "THIRD PARTY CLAIM"), such Indemnitee shall give such Indemnifying Party written notice thereof (the "NOTICE") within 20 days after becoming aware of such Third Party Claim. The Notice must describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee to give the Notice as provided in this subsection (a) shall not relieve the related Indemnifying Party of its obligations under this
ARTICLE IV, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give the Notice.

          (b) CONTROL OF DEFENSE. Abbott or an Abbott Subsidiary shall have the right to conduct and control the defense of any Third Party Claim; PROVIDED, HOWEVER, that: (i) a Hospira Indemnitee may conduct and control the defense of any Third Party Claim in which no Abbott Indemnitee is a named party and a Hospira Indemnitee is a named party unless and until Hospira asserts that such Third Party Claim may involve Abbott Indemnity Obligations; and (ii) in connection with any Third Party Claim with respect to which an Abbott Indemnitee is seeking indemnification under this Agreement, if within 20 days after receipt of the Notice Hospira irrevocably acknowledges and agrees in writing with Abbott and any Abbott Indemnitee that all Liabilities relating to, arising out of or resulting from the Third Party Claim are and shall remain solely Hospira Liabilities, then Hospira shall thereafter have the right to conduct and control the defense of such Third Party Claim at Hospira's sole cost and expense. If the Party otherwise entitled to conduct and control the defense of any Third Party Claim hereunder nevertheless fails to assume the defense of such Third Party Claim then the Indemnitee that is the subject of such Third Party Claim shall be entitled to conduct and control the defense of such Third Party Claim. Notwithstanding anything to the contrary in this Agreement, the defense of any Proceeding described on SCHEDULE 1.01(n) or in Item 2 on SCHEDULE 1.01(c) shall be conducted and controlled as set forth on such schedules.

          (c) ALLOCATION OF DEFENSE COSTS. Except as otherwise provided herein (including SECTION 7.01) and regardless of which Party conducts and controls the defense of any Third Party Claim, the proportion of the costs and expenses of the defense of any Third Party Claim equal to the proportion that the Hospira Proceeding Liabilities, if any, bears to the total Proceeding Liabilities with respect to such Third Party Claim shall be deemed to constitute Hospira Liabilities, and the remainder, if any, of such costs and expenses shall be deemed to constitute Abbott Liabilities; PROVIDED, HOWEVER, unless the Parties agree otherwise, the Parties shall initially share equally the costs and expenses of the defense of such Third Party Claim and adjust the burden of those costs and expenses pursuant to this subsection (c) immediately following the disposition or settlement of the Third Party Claim and, PROVIDED FURTHER, that the costs and expenses of the Proceedings described on SCHEDULE 1.01(n) and in
Item 2 on SCHEDULE 1.01(c) shall be allocated as set forth on such schedules.

          (d) RIGHT TO MONITOR AND PARTICIPATE. An Indemnitee or Indemnifying Party that is not entitled to conduct and control the defense of any Third Party Claim nevertheless shall have the right to employ separate counsel of its own choosing to monitor and participate in the defense of any Third Party Claim for which it is a potential Indemnitee or Indemnifying Party, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnifying Party, as the case may be, and shall not be subject to subsection
(c) above; PROVIDED, HOWEVER, that the Hospira Indemnitees shall have no right to monitor and participate in the defense of any Proceedings described on
SCHEDULE 1.01(n), except to the extent provided on such schedule.

          (e) NO SETTLEMENT. Neither Party may settle or compromise any Third Party Claim for which either Party is seeking to be indemnified hereunder without the prior written consent of the other Party, which consent may not be unreasonably delayed or withheld; PROVIDED, HOWEVER, that the Proceedings described on SCHEDULE 1.01(n) may be settled only as provided on such schedule.

          (f) PENDING THIRD PARTY CLAIMS. The provisions of this ARTICLE IV shall apply to Third Party Claims that are already pending or asserted, including those set forth on SCHEDULE 1.01(i), as well as Third Party Claims brought or asserted after the date of this

Agreement. There shall be no requirement to give a Notice with respect to pending Third Party Claims as such claims exist as of the Effective Time.

          (g) ALLOCATION OF PROCEEDING LIABILITIES. The Parties acknowledge that Proceeding Liabilities (regardless of the parties to the applicable Proceeding) may be partly Abbott Liabilities and partly Hospira Liabilities, except as otherwise provided for in SCHEDULE 1.01(n) or in Item 2 on SCHEDULE 1.01(c). If the Parties cannot agree on an allocation of any such Proceeding Liabilities, they shall resolve the matter pursuant to the procedures set forth in SECTION
7.01. Neither Party shall, nor shall either Party permit its Subsidiaries to, file third party claims or cross-claims against the other Party or its Subsidiaries in a Proceeding in which a Third Party Claim is being resolved.

          SECTION 4.06. ADDITIONAL MATTERS.

          (a) NOTICE OF CLAIMS. Any claim for indemnity under this Agreement or any Ancillary Agreement which does not result from a Third Party Claim must be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party; PROVIDED, that the failure by an Indemnitee to so assert any such claim shall not prejudice the ability of the Indemnitee to do so at a later time except to the extent (if any) that the Indemnifying Party is prejudiced thereby. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such Party as contemplated by this Agreement and the Principal Ancillary Agreements, as applicable.

          (b) SUBROGATION. In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

          (c) PURSUIT OF CLAIMS AGAINST THIRD PARTIES. If: (i) a Party incurs any Liability arising out of any Principal Ancillary Agreement; (ii) an adequate legal or equitable remedy is not available for any reason against the other Party to satisfy the Liability incurred by the incurring Party; and (iii) a legal or equitable remedy may be available to the other Party against a Third Party for such Liability, then the other Party will use its commercially reasonable efforts to cooperate with the incurring Party, at the incurring Party's expense, to permit the incurring Party to obtain the benefits of such legal or equitable remedy against the Third Party.

          (d) DIRECTORS AND OFFICERS INSURANCE. If, during the six-year period following the Effective Time, Abbott chooses to purchase directors and officers insurance (it being understood that the decision to do so and the terms and conditions of such insurance shall be at Abbott's sole discretion), Abbott will use commercially reasonable efforts to cause that insurance to provide coverage to Hospira directors, officers and employees who were formerly directors or officers of Abbott or its Subsidiaries for their service as directors or officers of Abbott or its Subsidiaries.

          (e) CURRENCY CONVERSION. In the event that any indemnification payment required to be made hereunder or under any Ancillary Agreement may be denominated in a currency other than U.S. Dollars, the amount of such payment shall be translated into U.S. Dollars using the foreign exchange rate for such currency determined in accordance with the following rules:

          (i) with respect to any indemnifiable Liability arising from the payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the foreign exchange rate for such currency shall be the Month End Rate for the calendar month in which such financial institution is reimbursed; and

          (ii) with respect to any indemnifiable Liability not covered by clause
     (i) above, the foreign exchange rate for such currency shall be the Month End Rate for the calendar month in which notice of the claim with respect to such indemnifiable Liability is given to the Indemnitee.

          SECTION 4.07. RIGHT OF CONTRIBUTION.

          (a) CONTRIBUTION BY HOSPIRA. If any right of indemnification contained in SECTION 4.02 is held unenforceable or is unavailable for any reason, then Hospira, in lieu of indemnifying the Abbott Indemnitees, shall contribute to the amounts paid or payable by the Abbott Indemnitees in such proportion as is appropriate to reflect the relative fault of Hospira and the Hospira Subsidiaries, on the one hand, and the Abbott Indemnitees entitled to contribution, on the other hand.

          (b) CONTRIBUTION BY ABBOTT. If any right of indemnification contained in SECTION 4.03 is held unenforceable or is unavailable for any reason, then Abbott, in lieu of indemnifying the Hospira Indemnitees, shall contribute to the amounts paid or payable by the Hospira Indemnitees in such proportion as is appropriate to reflect the relative fault of Abbott and the Abbott Subsidiaries, on the one hand, and the Hospira Indemnitees entitled to contribution, on the other hand.

          (c) ALLOCATION OF RELATIVE FAULT. Solely for purposes of determining relative fault pursuant to this SECTION 4.07: (i) any fault associated with the business conducted with Delayed Transfer Assets or Delayed Transfer Liabilities (except for Abbott's gross negligence or intentional misconduct) or with the ownership, operation or activities of the Hospira Business prior to the Effective Time (except with respect to Abbott Other Liabilities) shall be deemed to be the fault of Hospira and the Hospira Subsidiaries and no such fault shall be deemed to be the fault of Abbott or the Abbott Subsidiaries; and (ii) any fault associated with the ownership, operation or activities of the Abbott Business prior to the Effective Time shall be deemed to be the fault of Abbott and the Abbott Subsidiaries and no such fault shall be deemed to be the fault of Hospira or the Hospira Subsidiaries.

          (d) CONTRIBUTION PROCEDURES. The provisions of SECTIONS 4.04 through
4.11 shall govern any contribution claims.

          SECTION 4.08. COVENANT NOT TO SUE. Each Party hereby covenants and agrees that none of it, any of its Subsidiaries or any Person claiming through it shall bring suit or otherwise assert any claim against any Indemnitee, or assert a defense against any claim asserted by any Indemnitee, before any court, arbitrator, neutral, mediator or administrative agency anywhere in the world, alleging that: (a) the assumption of any Hospira Liabilities pursuant to the Separation is void or unenforceable for any reason; or (b) the provisions of this ARTICLE IV are void or unenforceable for any reason. The covenant in this
SECTION 4.08 shall run with title to the Hospira Assets and Hospira Liabilities, and shall bind any transferee, assignee or other Person to whom an interest in the Hospira Assets or Hospira Liabilities may be transferred or assigned.

          SECTION 4.09. REMEDIES CUMULATIVE. The remedies provided in this
ARTICLE IV shall be cumulative and, subject to the provisions of SECTIONS 4.05(g) and 7.01, shall not preclude assertion by any Indemnitee of any other rights or the seeking of all other remedies against any Indemnifying Party.

          SECTION 4.10. INDUCEMENT. Hospira acknowledges and agrees that Abbott's willingness to cause, effect and consumate the Separation and the Distribution has been conditioned upon and induced by Hospira's covenants and agreements in this Agreement and the Ancillary Agreements, including Hospira's assumption of the Hospira Liabilities pursuant to the Separation and the provisions of this Agreement and Hospira's covenants and agreements contained in this ARTICLE IV.

          SECTION 4.11. POST-EFFECTIVE TIME CONDUCT. The Parties acknowledge that, after the Effective Time, each Party will be independent of the other Party, with responsibility for its own actions and inactions and its own Liabilities relating to, arising out of or resulting from the conduct of its business following the Effective Time, except as may otherwise be provided in any Principal Ancillary Agreement, and each Party shall (except as otherwise provided in this ARTICLE IV, including SECTIONS 4.02 and 4.03) use commercially reasonable efforts to prevent such Liabilities from being borne inappropriately by the other Party.

                                    ARTICLE V

                              CERTAIN OTHER MATTERS

          SECTION 5.01. INSURANCE MATTERS.

          (a) NO LIABILITY. Hospira does hereby, for itself and each of its Subsidiaries, agree that none of Abbott, any Abbott Subsidiary or any Abbott Indemnitee shall have any Liability whatsoever, and Hospira shall make no claim or demand, or commence any Proceeding asserting any claim or demand, alleging such Liability, as a result of the policies, practices and procedures regarding insurance matters of Abbott or any Abbott Subsidiary as in effect at any time prior to the Effective Time, including as a result of the limits or scope of any insurance, the creditworthiness of any insurance carrier, the collectibility of Insurance Proceeds, the terms and conditions of any policy, the handling or disposition of any claims (including as set forth in

SCHEDULE 5.01), the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

          (b) TERMINATION OF INSURANCE CONTRACTS. Notwithstanding anything to the contrary in SECTION 2.11, Abbott shall be permitted to terminate, cancel, settle or commute any insurance contract which is a Mixed Contract.

          (c) CERTAIN OPEN CLAIMS. The open claims described in SCHEDULE 5.01 shall be treated by the Parties in the matter set forth therein.

          SECTION 5.02. CERTAIN BUSINESS MATTERS. Except as expressly provided to the contrary in this Agreement or in any Principal Ancillary Agreement, nothing in this Agreement or any Ancillary Agreement shall require either Party or any of their respective Subsidiaries to refrain from: (a) engaging in the same or similar activities or lines of business as the other Party or any of its Subsidiaries; (b) doing business with any potential or actual supplier or customer of the other Party or any of its Subsidiaries; or (c) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of the other Party or any of its Subsidiaries.

          SECTION 5.03. LATE PAYMENTS. Except as provided in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of the date of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

                                   ARTICLE VI

                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

          SECTION 6.01. AGREEMENT FOR EXCHANGE OF INFORMATION.

          (a) EXCHANGE OF INFORMATION. Each of Abbott and Hospira, on behalf of itself and its Subsidiaries, shall provide, or cause to be provided, to the other, at any time before or after the Effective Time, as soon as reasonably practicable after written request therefor, any Information in its possession or under its control to the extent that: (i) such Information relates to the Hospira Business, or any Hospira Asset or Hospira Liability, if Hospira is the requesting Party, or to the Abbott Business, or any Assets of Abbott (other than the Hospira Assets) or Abbott Liability, if Abbott is the requesting Party; or
(ii) such Information is required by the requesting Party to comply with any obligation imposed by any Governmental Authority; PROVIDED, HOWEVER, that in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the Parties shall use commercially reasonable efforts to permit the compliance with such obligations in a manner that avoids any such harm or consequence. The Party providing Information pursuant to this subsection shall only be obligated to provide such Information in the form, condition and format in which it then exists and in no event shall such Party be required to perform any improvement, modification, conversion, updating or reformatting of any such Information. The Parties acknowledge that the Tax Sharing Agreement shall exclusively govern the exchange of Information with respect to Taxes.

          (b) COMPENSATION FOR PROVIDING INFORMATION. The Party requesting Information agrees to reimburse the other Party for the reasonable costs, if any, of creating, gathering, copying and transporting such Information. Except as may be otherwise specifically provided elsewhere in this Agreement or in any Ancillary Agreement, such costs shall be computed in accordance with the providing Party's standard methodology and procedures.

          SECTION 6.02. OWNERSHIP OF INFORMATION. The provision of any Information pursuant to SECTION 6.01 shall not affect the ownership of such Information (which shall be determined solely in accordance with the terms of this Agreement and the Principal Ancillary Agreements), or constitute the grant of rights of license in any such Information.

          SECTION 6.03. RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this ARTICLE VI and other provisions of this Agreement after the Effective Time, the Parties agree to use commercially reasonable efforts to retain all Information in their respective possession or control as of the Effective Time in accordance with the policies and procedures set forth in SCHEDULES 1.01(n) and 6.03 and such other policies and retention schedules as may be reasonably adopted by the relevant Party after the Effective Time that are not inconsistent with SCHEDULE 6.03.

          SECTION 6.04. LIMITATIONS OF LIABILITY. Neither Party shall have any Liability to the other Party in the event that any Information exchanged or provided pursuant to this Agreement is found to be inaccurate in the absence of gross negligence or willful misconduct by the Party providing such Information. Neither Party shall have any Liability to any other Party if any Information is destroyed after commercially reasonable efforts by such Party to comply with the provisions of this ARTICLE VI.

          SECTION 6.05. OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this ARTICLE VI are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth in any Principal Ancillary Agreement.

          SECTION 6.06. PRODUCTION OF WITNESSES; RECORDS; COOPERATION.

          (a) AVAILABILITY OF WITNESSES AND INFORMATION. After the Effective Time, except as provided on SCHEDULE 1.01(n) or in the case of a Proceeding by one Party or any of its Subsidiaries against the other Party or any of its Subsidiaries, each Party shall use commercially reasonable efforts to make available to the other Party, upon written request, the former, current and future directors, officers, employees, and agents of such Party or its Subsidiaries as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business and personal demands of such directors, officers, employees, and agents) or books, records or other documents may reasonably be required in connection with any Proceeding in which the requesting Party may from time to time be involved that arises under this Agreement or any Ancillary Agreement or otherwise arises out of or results directly from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Effective Time, regardless of whether such Proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all reasonable out of pocket costs and expenses in connection therewith.

          (b) COOPERATION GENERALLY. Without limiting any provision of this
SECTION 6.06, the Parties shall cooperate and consult to the extent necessary or advisable with respect to any Proceedings (other than a Proceeding by one Party or any of its Subsidiaries against the other Party or any of its Subsidiaries) that arise under this Agreement or any Ancillary Agreement or otherwise arise out of or result directly from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Effective Time.

          (c) INFRINGEMENT CLAIMS. Each Party acknowledges, on its own behalf and on behalf of its Subsidiaries, that it has no basis to believe that the business or any act, product, technology, or service (including products, technology or services currently under development) of the other Party infringes, dilutes or misappropriates any intellectual property of a Third Party or constitutes unfair competition or trade practices under the laws of any jurisdiction and each Party will use commercially reasonable efforts to cooperate with the other Party in connection with the defense of any Proceedings asserting that any such infringement, dilution, misappropriation or unfair competition or trade practices occurred prior to the Effective Time.

          (d) BUSINESS CONFLICTS TO BE DISREGARDED. The obligation of the Parties to provide witnesses pursuant to this Section is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other employees without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of subsection (a) above).

          SECTION 6.07. CONFIDENTIALITY.

          (a) CONFIDENTIALITY. Subject to SECTION 6.08, Abbott, on behalf of itself and each Abbott Subsidiary, and Hospira, on behalf of itself and each Hospira Subsidiary, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to Abbott's confidential and proprietary information pursuant to policies in effect as of the Effective Time, all Information concerning the other (or its business) and the other's Subsidiaries (or their respective businesses) that is either in its possession (including Information in its possession prior to the Effective Time) or furnished by the other or the other's Subsidiaries or their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or any Ancillary Agreement, and shall not use any such Information other than for such purposes as may be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been: (i) in the public domain through no fault of such Party or its Subsidiaries or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives; (ii) later lawfully acquired from other sources by such Party (or any of its Subsidiaries) which sources are not themselves bound by a confidentiality obligation; or (iii) independently generated without reference to any proprietary or confidential Information of the other Party.

          (b) NO RELEASE; RETURN OR DESTRUCTION. Each Party agrees not to release or disclose, or permit to be released or disclosed, any Information addressed in SECTION 6.07(a) to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information, and except in compliance with
SECTION 6.08 and SCHEDULE 1.01(n). Without limiting the foregoing, when any Information furnished by the other Party after the Effective Time pursuant to this Agreement or any Ancillary Agreement is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each Party shall, at such Party's option, promptly after receiving a written request from the other Party either return to the other Party all such Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

          SECTION 6.08. PROTECTIVE ARRANGEMENTS. In the event that either Party or any of its Subsidiaries either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or the rules or regulations of any Governmental Authority or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of the other Party that is subject to the confidentiality provisions hereof, such Party shall notify the other Party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party. Subject to the foregoing, the Party that received such request, or its Subsidiaries, may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                   ARTICLE VII

                               DISPUTE RESOLUTION

          SECTION 7.01. DISPUTES.

          (a) ALTERNATIVE DISPUTE RESOLUTION PROCEDURES. The Parties acknowledge that, from time to time after the Effective Time, a controversy, dispute or claim may arise relating to either Party's rights or obligations under this Agreement. The Parties agree that any such controversy, dispute or claim (whether arising in contract, tort or otherwise) arising out of or relating in any way to this Agreement (including regarding whether any Assets are Hospira Assets, any Liabilities are Hospira Liabilities or the interpretation or validity of this Agreement) shall be resolved by the Alternative Dispute Resolution ("ADR") provisions set forth in this SECTION 7.01 and in SCHEDULE 7.01, the result of which shall be binding upon the Parties.

          (i) NOTICE. Prior to initiating an ADR proceeding, a Party first must send written notice to the other Party in accordance with the provisions of
     SECTION 9.05 describing the dispute and requesting attempted resolution by good faith negotiations. Good faith negotiations shall be conducted in two stages, with the second stage being triggered only if first stage negotiations do not result in a resolution of the dispute.

          (ii) FIRST STAGE NEGOTIATIONS. Following receipt of the written notice described in the preceding paragraph, the respective CEOs or Presidents of the Parties shall designate a group of no more than three individuals, exclusive of counsel, to participate in good faith negotiations aimed at resolving the dispute. Within 21 days from receipt of the written notice, the respective groups shall meet in person to conduct good faith negotiations. By mutual written consent, the Parties may extend the 21-day period for conducting first stage negotiations. If the Parties fail to meet within the 21-day period or the Parties fail to resolve the dispute during such period, and the period is not extended by mutual written agreement, the Parties shall engage in second stage negotiations as described in the next paragraph.

          (iii) SECOND STAGE NEGOTIATIONS. Following the expiration of the 21-day period described in the preceding paragraph, or any extension thereof mutually agreed to in writing, if the Parties are unable to resolve the dispute, they shall engage in second stage negotiations between the respective CEOs or Presidents (or their designees) of the Parties. If the dispute has not been resolved within 14 days following the conclusion of first stage negotiations, either Party may initiate an ADR proceeding as provided in SCHEDULE 7.01. The Parties shall have the right to be represented by counsel in such a proceeding.

          (b) CONTINUATION OF SERVICES AND COMMITMENTS. Unless otherwise agreed in writing, the Parties shall, and shall cause their respective Subsidiaries to, continue to provide services and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this ARTICLE VII with respect to all matters subject to such dispute, controversy or claim.

                                  ARTICLE VIII

                                   TERMINATION

          SECTION 8.01. TERMINATION. This Agreement and all Ancillary Agreements may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Effective Time by and in the sole discretion of Abbott without the approval of Hospira. In the event of such termination, neither Party shall have any Liability of any kind to the other Party. After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by the Parties.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER; FACSIMILE SIGNATURES.

          (a) COUNTERPARTS. This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

          (b) ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and the exhibits, schedules and annexes hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of any Principal Ancillary Agreement, the provisions of such Principal Ancillary Agreement shall control.

          (c) CORPORATE POWER. Abbott represents on behalf of itself and, to the extent applicable, each Abbott Subsidiary and Hospira represents on behalf of itself and, to the extent applicable, each Hospira Subsidiary as follows:

          (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and each Principal Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby; and

          (ii) this Agreement and each Principal Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

          (d) FACSIMILE SIGNATURES. Each Party acknowledges that it and the other Party may execute certain of the Ancillary Agreements by facsimile, stamp or mechanical signature. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of the other Party at any time it shall as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

          SECTION 9.02. GOVERNING LAW. This Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois irrespective of the choice of laws principles of the State of Illinois, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

          SECTION 9.03. ASSIGNABILITY. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the Parties and the parties thereto, respectively, and their respective successors and permitted assigns; PROVIDED, HOWEVER, that neither Party nor any party thereto may assign its rights or delegate its obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other Party hereto or the other parties thereto. Notwithstanding the foregoing, this Agreement and the Ancillary Agreements (except as may be otherwise provided in any such Ancillary Agreement) shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all of the Assets of a Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant party thereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party.

          SECTION 9.04. THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any Abbott Indemnitee or Hospira Indemnitee in their respective capacities as such and for the releases under
SECTION 4.01 of any Person provided therein: (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the Parties and their respective Subsidiaries, after giving effect to the Distribution, and are not intended to confer upon any Person except the Parties and their respective Subsidiaries, after giving effect to the Distribution, any rights or remedies hereunder; and (b) there are no other third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any other Third Party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

          SECTION 9.05. NOTICES. All notices or other communications under this Agreement or any Ancillary Agreement (except as otherwise provided therein) must be in writing and shall be deemed to be duly given: (a) when delivered in person; (b) upon transmission via confirmed facsimile transmission, provided that such transmission is followed by delivery of a physical copy thereof in person, via U.S. first class mail, or via a private express mail courier; or (c) two days after deposit with a private express mail courier, in any such case addressed as follows:

     If to Abbott, to:

          Abbott Laboratories
          100 Abbott Park Road
          Building AP6D, Dept. 364
          Abbott Park, Illinois  60064-6020
          Attn: General Counsel
          Facsimile: (847) 938-6277

     If to Hospira to:

          Hospira, Inc.
          Legal Department
          Dept. NLEG
          275 North Field Drive
          P.O. Box 5045
          Lake Forest, IL 60045-5045
          Attn: General Counsel
          Facsimile: (224) 212-3312

     Any Party may, by notice to the other Party, change the address to which such notices are to be given.

          SECTION 9.06. SEVERABILITY. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable provision to effect the original intent of the Parties.

          SECTION 9.07. FORCE MAJEURE. Neither Party shall be deemed in default of this Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of Governmental Authority, embargoes, epidemics, war, riots, insurrections, acts of terrorism, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

          SECTION 9.08. RESPONSIBILITY FOR EXPENSES.

          (a) EXPENSES INCURRED ON OR PRIOR TO THE EFFECTIVE TIME. Except as otherwise expressly set forth in this Agreement or any Principal Ancillary Agreement, all costs and expenses incurred on or prior to the Effective Time in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement, the Separation, the Registration Statement and the Distribution and the consummation of the transaction contemplated hereby and thereby shall be charged to and paid by Abbott.

          (b) EXPENSES INCURRED OR ACCRUED AFTER THE EFFECTIVE TIME. Except as otherwise expressly set forth in this Agreement or any Principal Ancillary Agreement, each Party shall bear its own costs and expenses incurred or accrued after the Effective Time.

          SECTION 9.09. HEADINGS. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

          SECTION 9.10. SURVIVAL OF COVENANTS. Except as expressly set forth in any Principal Ancillary Agreement, the covenants, releases, indemnities, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein or therein, shall survive the Effective Time and shall remain in full force and effect thereafter.

          SECTION 9.11. SUBSIDIARIES. Abbott shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Abbott Subsidiary and Hospira shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Hospira Subsidiary.

          SECTION 9.12. WAIVERS OF DEFAULT. Waiver by either Party of any default by the other Party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

          SECTION 9.13. AMENDMENTS. No provisions of this Agreement or any Ancillary Agreement shall be deemed amended, supplemented or modified unless such amendment, supplement or modification is in writing and signed by an authorized representative of both Parties. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived unless such waiver is in writing and signed by the authorized representative of the Party against whom it is sought to be enforced.

          SECTION 9.14. INTERPRETATION. Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto and thereto) and not to any particular provision of this Agreement. Article, Section, Exhibit and Schedule references are to the Articles, Sections, Exhibits, and Schedules to this Agreement unless otherwise specified. Unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless otherwise specified in a particular case, the word "days" refers to calendar days. References herein to this Agreement or any Ancillary Agreement shall be deemed to refer to this Agreement or such Ancillary Agreement as of the Effective Time and as it may be amended thereafter, unless otherwise specified. References to the performance, discharge or fulfillment of any Liability in accordance with its terms shall have meaning only to the extent such Liability has terms; if the Liability does not have terms, the reference shall mean performance, discharge or fulfillment of such Liability.

          SECTION 9.15. ADVISORS. Abbott may select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, information or exchange agent and outside counsel for Abbott, which may include Mayer, Brown, Rowe & Maw LLP, Baker & McKenzie and McDermott, Will & Emery. Hospira acknowledges, for itself and each Hospira Subsidiary, that Mayer, Brown, Rowe & Maw LLP, Baker & McKenzie and McDermott, Will & Emery have acted only in the capacity as counsel to Abbott, and not as counsel to Hospira or any Hospira Subsidiary, in connection with this Agreement and the

Ancillary Agreements and the documents and transactions contemplated herein or therein (other than in connection with the Financing Agreements and any other arrangements providing financing to Hospira, with respect to which such firms may act as counsel to both Abbott and Hospira).

          SECTION 9.16. MUTUAL DRAFTING. This Agreement and the Ancillary Agreements shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

                                    * * * * *

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

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

                                             ABBOTT LABORATORIES


                                             By:
                                                 -------------------------------
                                                Name:
                                                Title:


                                             HOSPIRA, INC.


                                             By:
                                                 -------------------------------
                                                Name:
                                                Title:

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                                TABLE OF CONTENTS

                                                                                                        PAGE

ARTICLE I      DEFINITIONS.................................................................................1
     SECTION 1.01.    Definitions..........................................................................1
ARTICLE II     THE SEPARATION.............................................................................14
     SECTION 2.01.    Formation of Hospira................................................................14
          (a)     Incorporation of Hospira................................................................15
          (b)     Adoption of Hospira's Charter and Bylaws................................................15
          (c)     Adoption of Hospira's Rights Plan.......................................................15
          (d)     Hospira's Directors and Officers........................................................15
          (e)     NYSE Listing............................................................................15
     SECTION 2.02.    The Separation Transactions.........................................................15
          (a)     Separation of Ex-U.S. Manufacturing Operations..........................................15
          (b)     Contribution of Certain ALI Assets and Liabilities to HWI...............................15
          (c)     Distribution of HWI Shares by ALI to Abbott.............................................15
          (d)     AIL's Conversion to an LLC and Distribution of Certain Assets and Liabilities...........16
          (e)     Contribution of Hospira Assets and Liabilities..........................................16
     SECTION 2.03.    Delayed U.S./Ex-U.S. Manufacturing Assets and Liabilities...........................16
          (a)      Administration of the Assets and Liabilities...........................................16
          (b)      Transfer of the Assets and Liabilities.................................................17
          (c)      Hospira Proceeding Liabilities.........................................................17
     SECTION 2.04.    Delayed Ex-U.S. Commercial Assets and Liabilities and Local Closings................17
     SECTION 2.05.    Ancillary Agreements................................................................17
     SECTION 2.06.    Disclaimer of Representations and Warranties........................................17
     SECTION 2.07.    Financing Arrangements..............................................................18
     SECTION 2.08.    Termination of Agreements...........................................................18
          (a)     Termination of Agreements between Abbott and Hospira....................................18
          (b)     Exceptions..............................................................................18
     SECTION 2.09.    Settlement of Accounts Between Abbott and Hospira...................................19

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                        PAGE
     SECTION 2.10.    Novation of Hospira Liabilities.....................................................19
     SECTION 2.11.    Mixed Contracts; Mixed Accounts.....................................................19
          (a)     Mixed Contracts.........................................................................19
          (b)     Mixed Accounts..........................................................................20
          (c)     No Payments.............................................................................20
     SECTION 2.12.    Further Assurances..................................................................20
          (a)     Additional Actions......................................................................20
          (b)     Cooperation.............................................................................20
          (c)     Misallocations..........................................................................21
     SECTION 2.13.    Clarification of Intent.............................................................21
     SECTION 2.14.    Transition Committee................................................................21
     SECTION 2.15.    Accounting for Deferred Taxes.......................................................21
ARTICLE III       THE DISTRIBUTION........................................................................22
     SECTION 3.01.    Actions Prior to the Distribution...................................................22
          (a)     Notice to NYSE..........................................................................22
          (b)     Securities Law Matters..................................................................22
          (c)     Mailing of Information Statement........................................................22
          (d)     Satisfying Conditions to Distribution...................................................22
     SECTION 3.02.    The Distribution....................................................................22
          (a)     Delivery of Share Certificates..........................................................22
          (b)     Distribution of Shares and Cash.........................................................22
     SECTION 3.03.    Fractional Shares; Unclaimed Shares.................................................23
          (a)     No Fractional Shares....................................................................23
          (b)     Beneficial Owners.......................................................................23
          (c)     Unclaimed Stock or Cash.................................................................23
     SECTION 3.04.    Sole Discretion of Abbott...........................................................23
     SECTION 3.05.    Conditions to the Separation and the Distribution...................................23
          (a)     The Conditions..........................................................................23
          (b)     Conditions for Benefit of Abbott........................................................25
ARTICLE IV     MUTUAL RELEASES; INDEMNIFICATION...........................................................25

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
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
     SECTION 4.01.    Releases............................................................................25
          (a)     Hospira Release of Abbott...............................................................25
          (b)     Abbott Release of Hospira...............................................................26
          (c)     Abbott Obligations Not Affected.........................................................26
          (d)     No Hospira Claims.......................................................................27
          (e)     No Abbott Claims........................................................................27
          (f)     Subsidiary Releases.....................................................................27
     SECTION 4.02.    Indemnification By Hospira..........................................................27
     SECTION 4.03.    Indemnification By Abbott...........................................................27
     SECTION 4.04.    Indemnification Obligations Net of Insurance Proceeds and Other Amounts.............27
          (a)     Insurance Proceeds and Other Amounts....................................................27
          (b)     Insurers and Other Third Parties Not Relieved...........................................28
     SECTION 4.05.    Procedures For Indemnification of Third Party Claims................................28
          (a)     Notice of Claims........................................................................28
          (b)     Control of Defense......................................................................28
          (c)     Allocation of Defense Costs.............................................................29
          (d)     Right to Monitor and Participate........................................................29
          (e)     No Settlement...........................................................................29
          (f)     Pending Third Party Claims..............................................................29
          (g)     Allocation of Proceeding Liabilities....................................................30
     SECTION 4.06.    Additional Matters..................................................................30
          (a)     Notice of Claims........................................................................30
          (b)     Subrogation.............................................................................30
          (c)     Pursuit of Claims Against Third Parties.................................................30
          (d)     Directors and Officers Insurance........................................................30
          (e)     Currency Conversion.....................................................................31
     SECTION 4.07.    Right of Contribution...............................................................31
          (a)     Contribution by Hospira.................................................................31
          (b)     Contribution by Abbott..................................................................31

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
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
          (c)     Allocation of Relative Fault............................................................31
          (d)     Contribution Procedures.................................................................32
     SECTION 4.08.    Covenant Not to Sue.................................................................32
     SECTION 4.09.    Remedies Cumulative.................................................................32
     SECTION 4.10.    Inducement..........................................................................32
     SECTION 4.11.    Post-Effective Time Conduct.........................................................32
ARTICLE V      CERTAIN OTHER MATTERS......................................................................32
     SECTION 5.01.    Insurance Matters...................................................................32
          (a)     No Liability............................................................................32
          (b)     Termination of Insurance Contracts......................................................33
          (c)     Certain Open Claims.....................................................................33
     SECTION 5.02.    Certain Business Matters............................................................33
     SECTION 5.03.    Late Payments.......................................................................33
ARTICLE VI     EXCHANGE OF INFORMATION; CONFIDENTIALITY...................................................33
     SECTION 6.01.    Agreement For Exchange of Information...............................................33
          (a)     Exchange of Information.................................................................33
          (b)     Compensation for Providing Information..................................................34
     SECTION 6.02.    Ownership of Information............................................................34
     SECTION 6.03.    Record Retention....................................................................34
     SECTION 6.04.    Limitations of Liability............................................................34
     SECTION 6.05.    Other Agreements Providing For Exchange of Information..............................34
     SECTION 6.06.    Production of Witnesses; Records; Cooperation.......................................34
          (a)     Availability of Witnesses and Information...............................................34
          (b)     Cooperation Generally...................................................................35
          (c)     Infringement Claims.....................................................................35
          (d)     Business Conflicts to be Disregarded....................................................35
     SECTION 6.07.    Confidentiality.....................................................................35
          (a)     Confidentiality.........................................................................35
          (b)     No Release; Return or Destruction.......................................................36

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
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
     SECTION 6.08.    Protective Arrangements.............................................................36
ARTICLE VII    DISPUTE RESOLUTION.........................................................................36
     SECTION 7.01.    Disputes............................................................................36
          (a)     Alternative Dispute Resolution Procedures...............................................36
          (b)     Continuation of Services and Commitments................................................37
ARTICLE VIII   TERMINATION................................................................................37
     SECTION 8.01.    Termination.........................................................................37
ARTICLE IX     MISCELLANEOUS..............................................................................37
     SECTION 9.01.    Counterparts; Entire Agreement; Corporate Power; Facsimile Signatures...............37
          (a)     Counterparts............................................................................38
          (b)     Entire Agreement........................................................................38
          (c)     Corporate Power.........................................................................38
          (d)     Facsimile Signatures....................................................................38
     SECTION 9.02.    Governing Law.......................................................................38
     SECTION 9.03.    Assignability.......................................................................38
     SECTION 9.04.    Third Party Beneficiaries...........................................................39
     SECTION 9.05.    Notices.............................................................................39
     SECTION 9.06.    Severability........................................................................40
     SECTION 9.07.    Force Majeure.......................................................................40
     SECTION 9.08.    Responsibility For Expenses.........................................................40
          (a)     Expenses Incurred on or Prior to the Effective Time.....................................40
          (b)     Expenses Incurred or Accrued after the Effective Time...................................40
     SECTION 9.09.    Headings............................................................................40
     SECTION 9.10.    Survival of Covenants...............................................................40
     SECTION 9.11.    Subsidiaries........................................................................41
     SECTION 9.12.    Waivers of Default..................................................................41
     SECTION 9.13.    Amendments..........................................................................41
     SECTION 9.14.    Interpretation......................................................................41
     SECTION 9.15.    Advisors............................................................................41

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                                TABLE OF CONTENTS
                                   (continued)

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
     SECTION 9.16.    Mutual Drafting.....................................................................42

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